Exhibit 3.1

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LIN MEDIA LLC

i

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LIN MEDIA LLC

This Amended and Restated Limited Liability Company Agreement (together with the schedules and exhibits attached hereto, and as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) of LIN Media LLC, a Delaware limited liability company (the “Company”), effective immediately prior to the Effective Time (as defined in Section 1.1 hereto), is entered into by LIN TV Corp., a Delaware corporation (“LIN TV”), and each other Person (as defined in Section 1.1 hereto) who becomes a Shareholder (as defined in Section 1.1 hereto) as provided herein.  Capitalized terms used in this Agreement and not otherwise defined have the meanings set forth in Section 1.1 hereto.

WITNESSETH

WHEREAS, the Company has been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”), pursuant to (a) the Certificate of Formation of the Company, dated February 11, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Formation”), as filed in the office of the Secretary of State of the State of Delaware on February 11, 2013, and (b) the Limited Liability Company Agreement of the Company, dated as of February 11, 2013  (the “Original Agreement”), executed by LIN TV, as sole member;

WHEREAS, the Company is a party to that certain Agreement and Plan of Merger, dated as of February 12, 2013 (the “Merger Agreement”), between the Company and LIN TV, pursuant to which, at the Effective Time, LIN TV will merge with and into the Company with the Company being the surviving entity (the “Merger”);

WHEREAS, at the Effective Time, pursuant to the Merger Agreement and without any action on the part of any other Person (a) each LIN TV Class A Share, LIN TV Class B Share and LIN TV Class C Share issued and outstanding (including any such shares that are owned by LIN TV as treasury stock) immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into one validly issued Class A Common Share, Class B Common Share or Class C Common Share, as applicable, (b) all certificates representing each LIN TV Class A Share, LIN TV Class B Share or LIN TV Class C Share (other than those certificates representing Dissenting Shares) shall be deemed for all purposes to represent the number of Class A Common Shares, Class B Common Shares or Class C Common Shares, as applicable, into which the LIN TV Class A Shares, LIN TV Class B Shares or LIN TV Class C Shares, as applicable, they previously represented were converted in accordance with the Merger Agreement and (c) each holder of LIN TV Class A Shares, LIN TV Class B Shares and LIN TV Class C Shares (other than Dissenting Stockholders) will be automatically admitted to the

Company as a Class A Common Shareholder, Class B Common Shareholder or Class C Common Shareholder, as applicable; and

WHEREAS, at the Effective Time, pursuant to the Merger Agreement and without any action on the part of any other Person, each limited liability company interest in the Company issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, shall be automatically canceled and retired and each Person that was a member of the Company immediately prior to the Effective Time shall automatically cease to be a member of the Company, and, in each case, any consideration paid by any such member shall be returned in connection with the cancellation and retirement of such interest in the Company.

NOW, THEREFORE, the parties hereto hereby amend and restate the Original Agreement in its entirety to read, and hereby agree, as follows:

ARTICLE 1
DEFINITIONS

Section 1.1.           Definitions.  For all purposes of this Agreement (as defined herein), except as otherwise expressly provided or unless the context otherwise requires:

(a)           “Act” has the meaning set forth in the recitals to this Agreement.

(b)           “Affiliate” means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(c)           “Agreement” has the meaning set forth in the preamble to this Agreement.

(d)           “Attorney-in-Fact” has the meaning set forth in Section 2.8(a).

(e)           “Bankruptcy” means, with respect to any Person, (i) if such Person (A) makes an assignment for the benefit of creditors, (B) files a voluntary petition in bankruptcy, (C) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (D) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (F) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (ii) if one hundred twenty days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within ninety days after the expiration of any such stay, the appointment is not vacated.  The foregoing definition of

“Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

(f)                                   “Board” or “Board of Directors” means the board of Directors of the Company.

(g)                                  “Board Initiated Dissolution” means that the Board of Directors has adopted a resolution that it deems it advisable in the judgment of the Board of Directors that the Company should be dissolved and after such adoption causes notice of the adoption of such resolution and of a meeting of the Shareholders to take action upon the resolution to be mailed to each Shareholder entitled to vote thereon as of the Record Date for determining the Shareholders entitled to notice of the meeting.

(h)                                 “Bylaw Provisions” means (i) Article 11; (ii) Section 2.3, the last two sentences of Section 4.1(a), the second sentence of Section 4.1(c), Section 4.1(g), Section 7.2, Section 7.5, the first two sentences of Section 7.7, the first sentence of Section 7.8, Section 7.11 (other than the fourth sentence thereof), Section 7.13 (other than Section 7.13(b)), Section 9.3, Section 9.5, Sections 10.6 through and including 10.18, Section 10.20(f)-(k), and Sections 18.1 through and including 18.4; (iii) any provision adopted pursuant to Section 14.2(b); and (iv) any term defined in this Section 1.1 that is used in any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition unless such term is a DGCL-Implementing Provision by virtue of subsection (iv) of the definition of DGCL-Implementing Provision or a Charter Provision by virtue of subsection (v) of the definition of Charter Provision.

(i)                                     “Capital Account” has the meaning set forth in Section 8.1.

(j)                                    “Capital Contribution” means any cash or cash equivalents that a Shareholder contributes to the Company pursuant to this Agreement.

(k)                                 “Carrying Value” means, with respect to any Company asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial Carrying Value of assets contributed to the Company shall be their respective gross fair market values on the date of contribution as determined by the Board of Directors, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in United States Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (i) the date of the acquisition of any additional Shares by any new or existing Shareholder in exchange for more than a de minimis Capital Contribution; (ii) the date of the distribution of more than a de minimis amount of Company assets to a Shareholder in exchange for any Shares; (iii) the date any Shares are relinquished to the Company; (iv) the date that the Company issues more than a de minimis number of Shares to a new Shareholder in exchange for services; or (v) any other date specified in the United States Treasury Regulations; provided however that adjustments pursuant to clauses (i), (ii) (iii), (iv) and (v) above shall be made only if such adjustments are deemed necessary or appropriate by the Board of Directors to reflect the relative economic interests of the Shareholders. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

(l)                                     “Certificate” means a certificate representing Shares substantially in the form attached hereto as Exhibit A or any other form of certificate representing Shares as shall be approved by the Board of Directors.

(m)                             “Certificate of Formation” has the meaning set forth in the recitals to this Agreement.

(n)                                 “Charter Provisions” means (i) Articles 3 (other than Section 3.2(b), Section 3.2(c) and Section 3.6) and 5; (ii) Section 2.1, Section 2.2, Section 2.4, Section 2.5, Section 2.9, Section 2.10 (other than the first sentence thereof), Section 2.11, Section 4.2, Section 4.3, the second sentence of Section 7.9(a), Section 10.1, Section 10.4, Section 10.5, Section 12.1(a)-(c), Section 12.2 and Section 12.3; (iii) any provision adopted pursuant to Section 14.3(d); (iv) any Share Designation approved by the Board of Directors pursuant to this Agreement; and (v) any term defined in this Section 1.1 that is used in (y) any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition or (z) any Share Designation approved by the Board of Directors pursuant to this Agreement, unless such term is a DGCL-Implementing Provision by virtue of subsection (iv) of the definition of DGCL-Implementing Provision.

(o)                                 “Class A Common Share” means each Class A common share representing limited liability company interests in the Company.

(p)                                 “Class B Common Share” means each Class B common share representing limited liability company interests in the Company.

(q)                                 “Class C Common Share” means each Class C common share representing limited liability company interests in the Company.

(r)                                    “Class A Common Shareholder” means each Person listed on the books and records of the Company as the owner of Class A Common Shares, in its capacity as a member of the Company.

(s)                                   “Class B Common Shareholder” means each Person listed on the books and records of the Company as the owner of Class B Common Shares, in its capacity as a member of the Company.

(t)                                    “Class C Common Shareholder” means each Person listed on the books and records of the Company as the owner of Class C Common Shares, in its capacity as a member of the Company.

(u)                                 “Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

(v)                                 “Commission” means the United States Securities and Exchange Commission.

(w)                               “Common Shareholders” means, collectively, the Class A Common Shareholders, the Class B Common Shareholders, the Class C Common Shareholders and any other Person that is listed on the books and records of the Company as the owner of any other series of Common Shares that are authorized and issued in accordance with this Agreement after the Effective Time, each in its capacity as a member of the Company.

(x)                                 “Common Shares” means, collectively, the Class A Common Shares, the Class B Common Shares, the Class C Common Shares and any other shares of a series of common shares representing limited liability company interests in the Company that are authorized and issued in accordance with the terms of this Agreement after the Effective Time.  As of the Effective Time, there shall be three series of Common Shares: the Class A Common Shares, the Class B Common Shares and the Class C Common Shares.

(y)                                 “Company” has the meaning set forth in the preamble to this Agreement.

(z)                                  “Company Group” means the Company and its Subsidiaries treated as a single consolidated entity.  For purposes of this definition, “Subsidiary” means (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by the Company, by one or more Subsidiaries of the Company or a combination thereof, (b) a partnership (whether general or limited) in which the Company or a Subsidiary of the Company is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) are owned, directly or indirectly, at the date of determination, by the Company, by one or more Subsidiaries of the Company, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which the Company, one or more Subsidiaries of the Company, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person or (d) any other Person the financial information of which is consolidated by the Company for financial reporting purposes under U.S. GAAP.

(aa)                          “Conversion Notice” has the meaning set forth in Section 3.3(d)(ii)(A).

(bb)                          “Court of Chancery” means the Court of Chancery of the State of Delaware.

(cc)                            “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

(dd)                          “DGCL-Implementing Provisions” means (i) Articles 6, 13, 14 (other than Section 14.1), and 17; (ii) Section 1.2, Sections 2.6 through and including 2.8, the first sentence of Section 2.10, Section 3.2(b)-(c), Section 3.6, Section 4.1 (other than Section 4.1(g), the last two sentences of Section 4.1(a), and the second sentence of Section 4.1(c)), Section 4.4, Section

4.5, Section 7.1, Section 7.3, Section 7.4, 7.6, the last sentence of Section 7.7, the second sentence of Section 7.8, Section 7.9 (other than the second sentence of Section 7.9(a)), Section 7.10, the fourth sentence of Section 7.11, Section 7.12, Section 7.13(b), Section 7.14, Section 9.1, Section 9.2, Section 9.6, Section 10.2, Section 10.19, Section 10.20(a)-(e), Section 10.21, Section 12.1(d)-(f), and Sections 18.5 through and including 18.10; (iii) any provision adopted pursuant to Section 14.5(c) and (iv) any term defined in this Section 1.1 that is used in any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition.

(ee)                            “Dissenting Shares” has the meaning set forth in the Merger Agreement.

(ff)                              “Dissenting Stockholders” has the meaning set forth in the Merger Agreement.

(gg)                            “Directors” means the individuals elected to the Board of Directors from time to time in accordance with this Agreement.  Each Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

(hh)                          “Effective Time” has the meaning set forth in the Merger Agreement.

(ii)                                  “Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(jj)                                “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(kk)                          “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.

(ll)                                  “FCC” means the Federal Communications Commission.

(mm)                  “Fiscal Year” has the meaning set forth in Section 18.1.

(nn)                          “GAAP” means generally accepted accounting principles in effect in the United States, consistently applied.

(oo)                          “Group Member” means a member of the Company Group.

(pp)                          “LIN TV” has the meaning set forth in the preamble to this Agreement.

(qq)                          “LIN TV Class A Share” means each share of Class A common stock, par value $0.01 per share, of LIN TV issued and outstanding immediately prior to the Effective Time.

(rr)                                “LIN TV Class B Share” means each share of Class B common stock, par value $0.01 per share, of LIN TV issued and outstanding immediately prior to the Effective Time.

(ss)                              “LIN TV Class C Share” means each share of Class C common stock, par value $0.01 per share, of LIN TV issued and outstanding immediately prior to the Effective Time.

(tt)                                “Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Article 17, as liquidating trustee of the Company within the meaning of the Act.

(uu)                          “Merger” has the meaning set forth in the recitals to this Agreement.

(vv)                          “Merger Agreement” has the meaning set forth in the recitals to this Agreement.

(ww)                      “National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

(xx)                          “Net Income (Loss)” for any Fiscal Year (or other fiscal period) means the taxable income or loss of the Company for such period as determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments: (i) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be added to such taxable income or loss; (ii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iii) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing Net Income (Loss); and (iv) any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items.

(yy)                          “Officer” means an officer of the Company appointed in accordance with Article 11.

(zz)                            “Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or the Board of Directors or any of its Affiliates) acceptable to the Board of Directors.

(aaa)                   “Order” means any order, injunction, decree, ruling, stipulation or assessment of any federal, state, local municipal, foreign or other government (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, court or other tribunal).

(bbb)                   “Original Agreement” has the meaning set forth in the recitals to this Agreement.

(ccc)                      “Other Provisions” means any provision of this Agreement that is not a DGCL-Implementing Provision, a Charter Provision or a Bylaw Provision.

(ddd)                   “Outstanding” means, with respect to Shares, all Shares that are issued by the Company and reflected as outstanding on the books and records of the Company as of the date of determination.

(eee)                      “Percentage Interest” means as of any date of determination, as to any Shareholder, the quotient obtained by dividing (i) the number of any class or series of Common Shares or Preferred Shares, as applicable, held by such Person by (ii) the total number of all classes or series of Outstanding Common Shares or Outstanding Preferred Shares, as applicable.

(fff)                         “Person” means a natural person, partnership (whether general or limited), limited liability company, trust (including a common law trust, business trust, statutory trust, voting trust or any other form of trust), estate, association (including any group, organization, co-tenancy, plan, board, council or committee), corporation, government (including a country, state, county or any other governmental subdivision, agency or instrumentality), custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign.

(ggg)                      “Preferred Share” means each preferred share of any series of preferred shares representing limited liability company interests in the Company that are authorized and issued in accordance with the terms of this Agreement after the Effective Time.  As of the Effective Time, no Preferred Shares shall have been authorized or issued and no Preferred Shares shall be Outstanding.

(hhh)                   “Preferred Shareholders” means, collectively, the Persons listed on the books and records of the Company as the owners of any Preferred Shares that are authorized and issued in accordance with this Agreement, each in its capacity as a member of the Company.

(iii)                               “Pro Rata” means (a) in respect of any class or series of Shares, apportioned equally among all such class or series of Shares, and (b) in respect of Shareholders, apportioned among all Shareholders in accordance with their relative Percentage Interests.

(jjj)                            “Record Date” means the date established by the Board of Directors in accordance with Section 7.10.

(kkk)                   “Registration Statement” means the Registration Statement on Form S-4 for the Company, as filed with the Commission, as amended from time to time.

(lll)                               “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.

(mmm)       “Shareholders” means, collectively, the Common Shareholders and the Preferred Shareholders.  For purposes of Section 6.4 only, the term “Shareholders” includes a Person who is the beneficial owner of Shares held either in a voting trust or by a nominee on behalf of such Person.

(nnn)                   “Share Designation” means a writing approved by the Board of Directors setting forth the powers, designations, preferences and relative and participating, optional or other rights, if any, or the qualifications, limitations or restrictions of a series of Preferred Shares.

A Share Designation shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the books and records of the Company, and shall constitute part of this Agreement.  The terms of any Share Designation approved by the Board of Directors in accordance with this Agreement (i) shall include only those terms that would be permitted in a certificate of designation pursuant to the DGCL if the Company were a Delaware corporation, (ii) shall be deemed to amend the provisions of this Agreement, in the same manner and fashion that a certificate of designation amends a certificate of incorporation pursuant to the DGCL, and (iii) may be amended or eliminated (and the number of Preferred Shares represented by such Share Designation may be increased or decreased) in the same manner as could be accomplished under the DGCL with respect to a certificate of designation.  Any amendment or elimination (or increase or decrease in the number of Preferred Shares) referenced in subsection (iii) of the immediately preceding sentence shall have the same effect as an amendment or elimination (or increase or decrease of shares of preferred stock designated by such certificate of designation) of a certificate of designation pursuant to the DGCL.

(ooo)                   “Share Majority” means a majority of the votes entitled to be cast by the holders of the Outstanding Voting Shares.

(ppp)                   “Shares” means, collectively, the Common Shares and the Preferred Shares.  As of the Effective Time, there are two classes of Shares: the Common Shares and the Preferred Shares.

(qqq)                   “Stock Option Plans” has the meaning set forth in Section 3.3(k)(ii).

(rrr)                            “Substantially All” has the meaning given to such term in the jurisprudence interpreting and applying Section 271 of the DGCL, as if the Company were a Delaware corporation.

(sss)                         “Tax Matters Partner” has the meaning given to such term in the Code.

(ttt)                            “Transfer Agent” means, with respect to the Shares, ComputerShare Shareowner Services LLC, or any successor thereto.

(uuu)                   “Voting Shares” means, collectively, the Class A Common Shares, the Class C Common Shares and any series of Preferred Shares that are designated as “Voting Shares” in a Share Designation.  Except as otherwise expressly provided in this Agreement or in any Share Designation, all Voting Shares shall vote together as a single class or group.

Section 1.2.                                 Interpretation.

(a)                                 Unless the context requires otherwise:

(i)                                     any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa;

(ii)                                  references to Articles and Sections refer to Articles and Sections of this Agreement;

(iii)                               the terms “include” or “includes” means includes, without limitation, and “including” means including, without limitation;

(iv)                              any provision of the DGCL referred to in, or incorporated by reference by, this Agreement shall, unless otherwise provided in this Agreement, be applied mutatis mutandis to the Company, the Shareholders and this Agreement, as if the Company were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation;

(v)                                 to the fullest extent permitted by law, any ambiguity in this Agreement shall be interpreted so that the internal affairs of the Company are governed as closely as possible to the manner that the internal affairs of LIN TV were governed immediately prior to the Effective Time;

(vi)                              any subchapter or provision of the DGCL (including, but not limited to, any terms defined therein) referred to in, or incorporated by reference by, this Agreement shall, unless otherwise provided in this Agreement, be applied and interpreted consistently with the jurisprudence regarding such subchapter or provision; and

(vii)                           any provision of the Act or the DGCL referred to in, or incorporated by reference by, this Agreement shall refer to such provisions of the Act or the DGCL as they are amended from time to time and in effect at the time of the applicable action.

(b)                                 It is the intent of the parties hereto that, except as otherwise expressly provided herein, this Agreement shall govern the Company in a manner that is substantially similar to the governance of LIN TV in effect immediately prior to the Effective Time.

ARTICLE 2

THE COMPANY

Section 2.1.                                 Name.  The name of the limited liability company is LIN Media LLC.

Section 2.2.                                 Registered Agent and Registered Office.  The registered office of the Company in the State of Delaware is located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808.  The name of the registered agent of the Company at such address is Corporation Service Company.

Section 2.3.                                 Other Offices.  The Company may also have offices at such place or places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Company may require.

Section 2.4.                                 Filings.  The execution, delivery and filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware by Andrew C. Mosier, as an “authorized person” within the meaning of the Act, are hereby authorized, approved, ratified and confirmed.  Upon the execution of this Agreement, any Officer or any Person authorized by the Board shall be an “authorized person” within the meaning of the Act.  Any Officer or any Person authorized by the Board shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Section 2.5.                                 Purpose.

(a)                                 The purpose for which the Company is formed is to engage in any and all lawful acts or activities for which limited liability companies may be formed under the Act.

(b)                                 Notwithstanding anything in this Agreement to the contrary, (i) without the consent of any Person, the Merger is hereby authorized, approved, ratified and confirmed, and (ii) in order to effectuate the Merger, the Company is hereby authorized to execute, deliver and perform, and LIN TV or any Officer (as an “authorized person” within the meaning of the Act, as member, as an Officer or otherwise) is hereby authorized to execute and deliver on behalf of the Company, the Merger Agreement, a Certificate of Merger of LIN TV into the Company to be filed in the office of the Secretary of State of the State of Delaware, and all documents, agreements, or certificates contemplated thereby or related thereto, in each case without further authorization or approval of any other Person (and any such execution, delivery and performance that has already occurred is hereby authorized, approved, ratified and confirmed in all respects).  The foregoing authorization shall not be deemed a restriction on the powers of any Person to enter into other agreements on behalf of the Company in accordance with this Agreement.

Section 2.6.                                 Powers.  The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Agreement.

Section 2.7.                                 Fiduciary Duties of Directors and Officers.  Notwithstanding anything to contrary contained herein, the Directors and Officers shall owe the same fiduciary duties as they would owe under Delaware law were they members of a board of directors or officers, respectively, of a Delaware corporation.  The parties intend that the fiduciary duties of the Directors and Officers shall be applied and interpreted consistently with the jurisprudence regarding such fiduciary duties of directors and officers of a Delaware corporation incorporated under the DGCL.

Section 2.8.                                 Power of Attorney.

(a)                                 To the fullest extent permitted by law, each Shareholder (in its, his or her capacity as such) hereby constitutes and appoints each Director, each Officer and, if a Liquidator shall have been appointed by the Board of Directors, the Liquidator (each, an “Attorney-in-Fact”), as the case may be, with full power of substitution, as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, to:

(i)                                     execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(A)                               all certificates, documents and other instruments (including the Certificate of Formation and all amendments or restatements hereof or thereof) that such Attorney-in-Fact determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(B)                               all certificates, documents and other instruments that such Attorney-in-Fact determines to be necessary or appropriate to reflect any amendment, change, modification or restatement of this Agreement adopted in accordance with this Agreement;

(C)                               all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that such Attorney-in-Fact determines to be necessary or appropriate to reflect the dissolution, winding up and termination of the Company pursuant to the terms of this Agreement;

(D)                               all certificates, documents and other instruments relating to the admission, resignation, removal or substitution of any Shareholder pursuant to this Agreement;

(E)                                all certificates, documents and other instruments relating to the determination of the powers, designations, preferences and relative and participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, of any class or series of Shares issued pursuant to this Agreement; and

(F)                                 all certificates, documents and other instruments (including merger agreements and certificates of merger) relating to a merger, consolidation or conversion of the Company adopted in accordance with this Agreement.

(ii)                                  execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that such Attorney-in-Fact determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Shareholders hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement.

(b)                                 Notwithstanding anything to the contrary in this Section 2.8, when any provision of this Agreement (including Articles 13, 14 and 17) establishes a vote, consent, approval, agreement or other action of Shareholders required to take any action, no Attorney-in-Fact may exercise the power of attorney made in this Section 2.8 until the necessary vote, consent, approval, agreement or other action, as applicable, is received.

(c)                                  The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Shareholder and the transfer of all or any portion of such Shareholder’s Shares and shall extend to such Shareholder’s heirs, successors, assigns and personal representatives.  To the fullest extent permitted by law, each such Shareholder hereby agrees to be bound by any representation made by an Attorney-in-Fact, acting in good faith pursuant to such power of attorney; and each such Shareholder, to the fullest extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Attorney-in-Fact taken in good faith under such power of attorney in accordance with this Section 2.8.  To the fullest extent permitted by law, each Shareholder hereby agrees to execute and deliver to the Attorney-in-Fact within fifteen days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any Attorney-in-Fact determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.9.                                 Term.  The term of the Company commenced on the date the Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the Company is dissolved in accordance with this Agreement.  The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 2.10.                          Title to Company Assets.  Title to Company assets shall be deemed to be owned by the Company as an entity, and no Shareholder, Director or Officer, individually or collectively, shall have any interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board of Directors may determine.  All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

Section 2.11.                          Payments of Individual Obligations.  The Company’s assets shall be used solely for the benefit of the Company, and no asset of the Company shall be sold or encumbered for, or in payment of, any individual obligation of any Shareholder, Director or Officer.

ARTICLE 3

CLASSES AND ISSUANCE OF SHARES

Section 3.1.                                 Outstanding Shares.

(a)                                 At the Effective Time, automatically, by virtue of the Merger and without any action on the part of any other Person (i) (A) each LIN TV Class A Share issued and outstanding (including any such shares that are owned by LIN TV as treasury stock) immediately prior to the Effective Time (other than Dissenting Shares) is converted into one validly issued Class A Common Share, (B) all certificates representing LIN TV Class A Shares (other than any such certificate that represents Dissenting Shares) shall be deemed for all purposes to represent the same number of Class A Common Shares into which the LIN TV Class A Shares they previously represented were converted in accordance with the Merger Agreement and (C) each holder of LIN TV Class A Shares (other than any such holder that is a Dissenting Stockholder) is hereby automatically admitted to the Company as a Class A Common Shareholder, (ii) (A) each LIN TV Class B Share issued and outstanding (including any such shares that are owned by LIN TV as treasury stock) immediately prior to the Effective Time (other than Dissenting Shares) is converted into one validly issued Class B Common Share, (B) all certificates representing LIN

TV Class B Shares (other than any such certificate that represents Dissenting Shares) shall be deemed for all purposes to represent the same number of Class B Common Shares into which the LIN TV Class B Shares they previously represented were converted in accordance with the Merger Agreement and (C) each holder of LIN TV Class B Shares (other than any such holder that is a Dissenting Stockholder) is hereby automatically admitted to the Company as a Class B Common Shareholder, and (iii) (A) each LIN TV Class C Share issued and outstanding (including any such shares that are owned by LIN TV as treasury stock) immediately prior to the Effective Time (other than Dissenting Shares) is converted into one validly issued Class C Common Share, (B) all certificates representing LIN TV Class C Shares (other than any such certificate that represents Dissenting Shares) shall be deemed for all purposes to represent the same number of Class C Common Shares into which the LIN TV Class C Shares they previously represented were converted in accordance with the Merger Agreement and (C) each holder of LIN TV Class C Shares (other than any such holder that is a Dissenting Stockholder) is hereby automatically admitted to the Company as a Class C Common Shareholder.  In accordance with Section 4.5, and notwithstanding Section 18-702 of the Act, any Shares acquired by the Company by virtue of the Merger shall not be automatically deemed canceled and instead may be deemed to be authorized and issued Shares held in the treasury of the Company and may subsequently be transferred in accordance with this Agreement.

(b)                                 At the Effective Time, automatically, by virtue of the Merger and without any action on the part of any other Person, each limited liability company interest in the Company outstanding immediately prior to the Effective Time hereby ceases to be outstanding, is automatically canceled and retired, and each Person that was a member of the Company immediately prior to the Effective Time automatically ceases to be a member of the Company, and, in each case, any consideration paid by any such member shall be returned in connection with the cancellation and retirement of such interest in the Company.

(c)                                  If a Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn his, her or its demand or lost his, her or its rights to appraisal under the DGCL, (i) such Dissenting Stockholder’s shares shall no longer be considered Dissenting Shares and such Dissenting Stockholder’s (x) LIN TV Class A Shares, if any, shall thereupon be deemed to have been converted pursuant to, and certificates representing such LIN TV Class A Shares shall thereupon be treated in accordance with, Section 3.1(a)(i) hereof, (y) LIN TV Class B Shares, if any, shall thereupon be deemed to have been converted pursuant to, and certificates representing such LIN TV Class B Shares shall thereupon be treated in accordance with, Section 3.1(a)(ii) hereof, and (z) LIN TV Class C Shares, if any, shall thereupon be deemed to have been converted pursuant to, and certificates representing such LIN TV Class C Shares shall thereupon be treated in accordance with, Section 3.1(a)(iii) hereof, and (ii) such Dissenting Stockholder shall be automatically admitted to the Company as a Class A Common Shareholder, Class B Common Shareholder, or Class C Common Shareholder, as applicable.

Section 3.2.                                 Authorization to Issue Shares.

(a)                                 The Company is hereby authorized to issue the following two classes of Shares: (i) Common Shares, and (ii) Preferred Shares. The Company is hereby authorized to issue the following three series of Common Shares: (i) Class A Common Shares, (ii) Class B Common Shares, and (iii) Class C Common Shares.  Pursuant to a Share Designation, the

Company is hereby authorized to issue one or more series of Preferred Shares.  The total number of Shares of all classes and series that the Company shall be authorized to issue is 205,000,000 Shares, consisting of (i) 5,000,000 Preferred Shares, and (ii) 200,000,000 Common Shares, which are authorized to be issued among the three series thereof as follows: (A) 100,000,000 Class A Common Shares; (B) 50,000,000 Class B Common Shares; and (C) 50,000,000 Class C Common Shares.

(b)                                 The Company, and the Board of Directors on behalf of the Company, without the consent of any Shareholder or any other Person, may, at any time and from time to time, issue or take subscriptions for one or more Shares of any existing class or series or, pursuant to a Share Designation, authorize and issue or take subscriptions for any series of Preferred Shares (which, subject to the provisions of any other Share Designation in respect of which Preferred Shares are then issued and Outstanding, may rank junior to, on parity with or senior to (in each case, with respect to distributions or other payments in respect of Shares) any classes or series of Shares existing immediately prior to such authorization and issuance), for such consideration (which may be cash, any tangible or intangible property or any benefit to the Company, or any combination thereof) as may be fixed by the Board of Directors, unless all of the Shares which the Company is authorized to issue have been issued, subscribed for, or otherwise committed to be issued.  The consideration for subscriptions to, or the purchase of, the Shares to be issued by the Company shall be paid in such form and in such manner as the Board of Directors shall determine.  In the absence of actual fraud in the transaction, the judgment of the Directors as to the value of such consideration shall be conclusive.

(c)                                  The Company, and the Board of Directors on behalf of the Company, without the consent of any Shareholder or any other Person, may issue rights, options and warrants entitling their holders to acquire from the Company Shares of any class or series, and such rights, options and warrants may be evidenced by instruments approved by the Board of Directors or any committee thereof.  The terms upon which, including the time or times which may be limited or unlimited in duration, at or within which, and the consideration (including a formula by which such consideration may be determined) for which any such Shares may be acquired from the Company upon the exercise of any such right, option or warrant, shall be such as shall be stated in a resolution adopted by the Board of Directors providing for the creation and issue of such rights, options or warrants, and, in every case, shall be set forth or incorporated by reference in the instrument or instruments evidencing such rights, warrants or options.  In the absence of actual fraud in the transaction, the judgment of the Directors as to the consideration for the issuance of such rights, options and warrants and the sufficiency thereof shall be conclusive.  The Board of Directors may, by a resolution adopted by the Board, authorize one or more Officers to do one or both of the following: (i) designate Officers and employees of the Company or of any of its subsidiaries to be recipients of such rights, options or warrants created by the Company, and (ii) determine the number of such rights, options or warrants to be received by such Officers and employees; provided, however, that the resolution so authorizing such Officer or Officers shall specify the total number of rights, options or warrants such Officer or Officers may so award.  The Board of Directors may not authorize an Officer to designate himself or herself as a recipient of any such rights, options or warrants.

(d)                                 The Company, and the Board of Directors on behalf of the Company, without the consent of any Shareholder or any other Person, is hereby authorized (i) to execute deliver and perform the Stock Option Plans, and (ii) to issue one or more Shares (and rights, options and warrants related thereto) pursuant to the Stock Option Plans.  Each Share hereby authorized to be issued pursuant to the Stock Option Plans is hereby reserved for issuance.

Section 3.3.                                 Provisions Relating to Common Shares.  The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Common Shares are as follows:

(a)                                 General.  Except as otherwise provided herein, all Common Shares shall have identical rights and privileges in every respect.

(b)                                 Distributions.  Subject to any prior rights and preferences contained in any Share Designation, the Common Shareholders shall be entitled to participate ratably, on a Common Share-for-Common Share basis as if all Common Shares were of a single series, in such distributions, whether in cash, Shares or otherwise, as may be declared by the Board of Directors from time to time in accordance with this Agreement; provided, however, that any distributions payable in Common Shares (or payable in rights to subscribe for or purchase Common Shares or securities or indebtedness convertible into or exchangeable for Common Shares) shall be declared and paid at the same rate on the Common Shares and only in (i) Class A Common Shares (or rights to subscribe for or to purchase Class A Common Shares or securities or indebtedness convertible into or exchangeable for Class A Common Shares) to Class A Common Shareholders, (ii) Class B Common Shares (or rights to subscribe for or to purchase Class B Common Shares or securities or indebtedness convertible into or exchangeable for Class B Common Shares) to Class B Common Shareholders, and (iii) Class C Common Shares (or rights to subscribe for or to purchase Class C Common Shares or securities or indebtedness convertible into or exchangeable for Class C Common Shares) to Class C Common Shareholders.  Distributions payable under this Section 3.3(b) shall be paid to the Shareholders of the applicable series of the Outstanding Common Shares as their names shall appear on the register of the Company on the Record Date fixed by the Board of Directors in advance of the declaration and payment of each distribution.  The Company shall not issue fractions of Common Shares on payment of a distribution but shall pay cash in lieu of such fractional Common Shares based upon the then fair market value of such a Common Share.

(c)                                  Voting

(i)                                     The Class A Common Shares shall be Voting Shares, and the Class A Common Shareholders shall vote on all matters submitted to a vote of the Shareholders holding Voting Shares, with each Class A Common Share entitled to one vote.

(ii)                                  The Class B Common Shareholders shall not be entitled to vote on any matter submitted for a vote of the Shareholders, except as provided in Sections 3.3(d)(i) or 3.3(k) or Article 14.

(iii)                               The Class C Common Shares shall be Voting Shares, and the Class C Common Shareholders shall vote on all matters submitted to a vote of the Shareholders holding Voting Shares, with each Class C Common Share entitled to a number of votes per Class C Common Share equal to the Total Class C Votes divided by the total number of Outstanding Class C Common Shares.  “Total Class C Votes” means the total number of votes to which the Outstanding Class C Common Shares will be entitled in respect of any matter, which number of votes shall be equal to (A) the quotient of the total number of Outstanding Class A Common Shares divided by 0.30 minus (B) the total number of Outstanding Class A Common Shares, rounded to the nearest whole Share.  By way of example, if there are two Outstanding Class C Common Shares and 200,000,000 Outstanding Class A Common Shares, the Total Class C Votes will equal 466,666,667 ((200,000,000 / .30) - 200,000,000) and the number of votes per Class C Common Share will equal 233,333,334 (466,666,667 / 2).  The determination as to the number of votes to which each Class C Common Share is entitled shall be made (1) as of the Record Date established by the Board of Directors for the purposes of determining the Shareholders entitled to vote or consent to the action being taken or (2) if no such Record Date is established by the Board of Directors, as of the Record Date for such action determined in accordance with Section 7.10(a)(i).

(iv)                              The Common Shareholders are not entitled to cumulate votes in the election of Directors in the manner contemplated by Section 214 of the DGCL (assuming the Company were a Delaware corporation, the Common Shareholders were stockholders of a Delaware corporation and the Directors were directors of a Delaware corporation).

(v)                                 Except as otherwise expressly provided herein, the Class A Common Shareholders and the Class C Common Shareholders shall vote as a single class or group of members for purposes of the Act.

(d)                                 Conversion.

(i)                                     Conversion.

(A)                               Class B Common Shares.  Each Class B Common Share shall be convertible at any time at the option of any Class B Common Shareholder and for no additional consideration into either (a) one Class A Common Share, or (b) one Class C Common Share; provided, however, that no conversion shall be effected pursuant to this Section 3.3(d)(i) unless any necessary approval of the FCC has been obtained; provided, further, that no conversion of Class B Common Shares into Class C Common Shares shall be effected pursuant to this Section 3.3(d)(i), unless the holders of at least a majority of the Outstanding Class B Common Shares on the date on which the Conversion Notice is received by the Company approve the conversion of such Shares.

(B)                               Class C Common Shares.  On the date that at least a majority of the shares of LIN TV Class B Shares that were outstanding on May 1, 2002 (also treating, for this purpose, the Class B Common Shares (which resulted from the conversion of such LIN TV Class B Shares into the Class B Common Shares pursuant to the Merger) as LIN TV Class B Shares) shall have been converted into Class A Common Shares, all

Outstanding Class C Common Shares shall automatically, without any action on the part of the Board of Directors, any Shareholder or any other Person, be converted into an equal number of Class A Common Shares for no additional consideration.

(ii)                                  Conversion Procedure.

(A)                               Class B Common Shares.  At the time of a conversion pursuant to Section 3.3(d)(i)(A) or, in the event such conversion requires the consent of the FCC, at or after the time any necessary approval of the FCC has been obtained, the Class B Common Shareholder(s) shall deliver to the office of the Company or any Transfer Agent for the Common Shares (x) the Certificate or Certificates representing the Class B Common Shares to be converted, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, (y) written notice (the “Conversion Notice”) to the Company stating that such Shareholder(s) elect(s) to convert such Share or Shares and stating the number of Class B Common Shares to be converted, the series of Common Shares into which such Class B Common Shares are to be converted, and the name and address in which each Certificate for Shares of the applicable series of Common Shares issued upon such conversion is to be issued and (z) evidence reasonably satisfactory to the Company of the satisfaction of the conditions to such conversion.  The conversion shall be deemed to have been effected at the time and date when such delivery is made to the Company or the Transfer Agent of the Shares to be converted, and the Person exercising such conversion shall be automatically admitted as a Class A Common Shareholder or Class C Common Shareholder, as applicable, holding the number of Class A Common Shares or Class C Common Shares, as applicable, issuable upon such conversion at such time.

(B)                               Class C Common Shares.  In the event of any automatic conversion of the Class C Common Shares pursuant to Section 3.3(d)(i)(B), all Class C Common Shareholders shall be given written notice of such automatic conversion and the place where Certificates formerly representing the Class C Common Shares shall be surrendered.  Such notice need not be given in advance of the date of automatic conversion.

(iii)                               Issuance of Conversion Shares.

(A)                               Class B Common Shares.  As promptly as practicable following any Shareholder’s conversion of Class B Common Shares, the Company shall issue and deliver to the converting Shareholder one or more Certificates (as such Shareholder may request) evidencing the Class A Common Shares or Class C Common Shares, as applicable, issuable upon conversion thereof and, if the Certificates surrendered by the converting Shareholder evidence more Class B Common Shares than the Shareholder has elected to convert, one or more Certificates (as such Shareholder may request) evidencing the Class B Common Shares that have not been converted.  Pending the issuance and delivery of the foregoing Certificates, the Certificate or Certificates evidencing the Class B Common Shares that have been surrendered for conversion shall be deemed to evidence the Class A Common Shares or Class C Common Shares, as applicable, issuable upon such conversion.

(B)                               Class C Common Shares.  As promptly as practicable following receipt by the Company of Certificates that formerly represented Class C Common Shares, the Company shall issue and deliver to the applicable Shareholder one or more Certificates (as such Shareholder may request) evidencing the Class A Common Shares issuable upon conversion thereof.  From and after the date of automatic conversion, all Class C Common Shares shall be deemed to represent only the right to receive, upon delivery of the Certificates formerly representing Class C Common Shares, a Certificate evidencing the number of Class A Common Shares into which such Class C Common Shares have been converted.

(iv)                              Distributions on Converted Shares.  Any distributions declared and not paid on Class B Common Shares or Class C Common Shares prior to their conversion as provided above shall be paid, on the payment date, to the Shareholder or Shareholders entitled thereto on the Record Date for such distribution payment, notwithstanding such conversion; provided, however, that such Shareholder or Shareholders shall not be entitled to receive the corresponding distributions declared but not paid on the Class A Common Shares issuable upon such conversion.

(e)                                  Reservation of Shares.  The Company shall at all times reserve and keep available out of its authorized but unissued Class A Common Shares and Class C Common Shares, solely for the purpose of effecting the conversions provided for herein, such number of Class A Common Shares and Class C Common Shares as shall from time to time be sufficient to effect the conversions provided for herein and shall take all such action as may be necessary to assure that such Class A Common Shares and Class C Common Shares shall be validly issued upon conversion of all of the Outstanding Class B Common Shares and Class C Common Shares.  In addition, if at any time the number of authorized but unissued Class A Common Shares and Class C Common Shares shall not be sufficient to effect the conversions provided for herein, the Board shall take such action as may be necessary to propose an amendment to this Agreement to be adopted pursuant to Article 14 to increase the Company’s authorized but unissued Class A Common Shares and Class C Common Shares to such number of Shares as shall be sufficient for such purpose.

(f)                                   Adjustments for Stock Splits and Stock Dividends.  The Company shall treat the Common Shares identically in respect of any subdivisions or combinations (for example, if the Company effects a two-for-one Share split with respect to the Class A Common

Shares, it shall at the same time effect a two-for-one Share split with respect to the Class B Common Shares and the Class C Common Shares).

(g)                                  Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, after all creditors of the Company shall have been satisfied, and subject to the payment of all sums payable in respect of Preferred Shares, if any, the Common Shareholders shall share in all distributions of the Company’s remaining assets Pro Rata in accordance with their respective Percentage Interests.  For purposes of this Section 3.3(g), neither the merger nor the consolidation of the Company into or with another entity or the merger or consolidation of any other entity into or with the Company, or the sale, transfer, or other disposition of all or Substantially All the assets of the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Company.

(h)                                 Consideration on Merger, Consolidation, etc.  In any merger, consolidation or business combination, the consideration to be received per Share by the Common Shareholders must be identical for each series of Common Shares, except that in any such transaction in which Common Shares are to be distributed, such Common Shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Shares, the Class B Common Shares and the Class C Common Shares.

(i)                                     Reissue of Shares.  Class B Common Shares that are converted into Class A Common Shares or Class C Common Shares as provided herein shall, unless otherwise determined by the Board of Directors, continue to be authorized Class B Common Shares and available for reissue by the Company as determined by the Board of Directors.  Class C Common Shares that are converted into Class A Common Shares as provided herein shall not be available for reissue by the Company as Class C Common Shares and shall to cease to be authorized Class C Common Shares.

(j)                                    No Action by Written Consent.  Notwithstanding Section 18-302(d) of the Act, no action required to be taken or that may be taken at any meeting of Common Shareholders may be taken without a meeting, and the power of Common Shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied; provided, however, that Class B Common Shareholders may act by written consent, without a meeting, for any action required or permitted to be authorized or approved by Class B Common Shareholders in Sections 3.3(d)(i)(A) and 3.3(k) and in Article 14.

(k)                                 Restrictions and Limitations.  So long as at least a majority of the LIN TV Class B Shares that were outstanding immediately after the Second Amended and Restated Certificate of Incorporation of LIN TV was filed with the Secretary of State of the State of Delaware on May 1, 2002 and became effective  (also treating, for this purpose, Class B Common Shares (which resulted from the conversion of such LIN TV Class B Shares into the Class B Common Shares pursuant to the Merger) as LIN TV Class B Shares), remains Outstanding, the Company shall not, and shall not permit any subsidiary to, without the affirmative vote or written consent of the holders of at least a majority of the voting power of the Outstanding Class B Common Shares voting as a separate series, with each Class B Common Share entitled to one vote:

(i)                                     Effect (A) any purchase, acquisition, sale, lease, exchange, assignment, transfer or other conveyance, directly or indirectly, in a single transaction or series of related transactions, of any assets or business of the Company or any of its subsidiaries having a total fair market value equal to 10% or more of the fair market value of the Common Shares Outstanding on the date on which any definitive, binding agreement is entered into regarding any such purchase, acquisition, sale, lease, exchange, assignment, transfer, or other conveyance, (B) any merger or consolidation involving the Company (other than transactions involving the merger or consolidation of a wholly-owned subsidiary of the Company into the Company or with or into another wholly-owned subsidiary of the Company), or (C) any reclassification of any securities of the Company or any recapitalization, dissolution (to the fullest extent permitted by law), liquidation or winding up of the Company;

(ii)                                  Effect the issuance or sale of Shares of the Company or shares of capital stock of any of its subsidiaries (or warrants, options or rights to acquire Shares or shares of capital stock or securities convertible into or exchangeable for Shares or capital stock or any type of debt instrument that has equity features), except the issuance or sale of shares of capital stock of a wholly-owned subsidiary of the Company to the Company or to another wholly-owned subsidiary of the Company or the issuance or sale of Shares under the amended and restated 1998 Stock Option Plan, the amended and restated 2002 Non-Employee Director Stock Option Plan or the amended and restated 2002 Stock Plan in accordance with the applicable provisions of such stock option plans as they existed on May 1, 2002 (collectively, the “Stock Option Plans”);

(iii)                               Effect any redemption, repurchase or offer to purchase made by the Company or any of its subsidiaries or other acquisition of Shares of the Company or capital stock, limited liability company or membership interests, partnership interests or similar ownership interests of any of its subsidiaries, except the purchase of Shares of the Company in accordance with the applicable provisions of the Stock Option Plans;

(iv)                              Make or permit any amendment or modification to the Charter Provisions or the Bylaw Provisions by merger, consolidation, or otherwise, that materially adversely affects the rights of the Class B Common Shares;

(v)                                 Declare or pay any distributions on or declare or make any other payment, direct or indirect, on account of the Common Shares or set apart any amount for any such purpose;

(vi)                              Enter into any transaction with any Affiliate of the Company, other than advances for travel and other normal business expenses to Officers and employees;

(vii)                           Enter into any transaction except in the ordinary course of business and pursuant to the reasonable requirements of the business of the Company or any of its subsidiaries;

(viii)                        Engage in any business or transaction that would require any direct or indirect owner of an equity interest in the Company (or any Affiliate of such owner) to divest itself of any equity interest in the Company;

(ix)                              Create, incur, assume or suffer to exist, or cause or permit any subsidiary to create, incur, assume or suffer to exist, any indebtedness in an amount equal to 10% or more of the fair market value of the Company and its subsidiaries, taken as a whole, on the date such indebtedness is created, incurred, assumed, or suffered to exist;

(x)                                 Engage in any business other than (A) any business, the majority of whose revenues are derived from the ownership and operation of television stations, and such business activities as are incidental or related thereto and (B) such other businesses as LIN TV or any of its subsidiaries were engaged in on May 1, 2002; or

(xi)                              Settle, or cause or permit any subsidiary of the Company to settle, any claim, lawsuit, arbitration or administrative proceeding that is other than in the ordinary course of business of the Company or any of its subsidiaries and that involves any material restriction on the conduct of the business of, or the continued ownership of the assets owned by, the Company, its subsidiaries or any of their respective Affiliates.

Section 3.4.                                 Provisions Relating to the Preferred Shares.  The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Shares are as follows:

(a)                                 The Preferred Shares may be issued from time to time in one or more series.  The Preferred Shares of each series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a Share Designation.

(b)                                 Authority is hereby expressly granted to and vested in the Board of Directors, subject to the provisions of this Agreement and any Share Designation, to authorize the issuance of the Preferred Shares from time to time in one or more series (which, subject to the provisions of any other Share Designation in respect of which Preferred Shares are then issued and outstanding, may rank junior to, on parity with or senior to (in each case, with respect to distributions or other payments in respect of Shares) any classes or series of Shares existing immediately prior to such authorization and issuance), and with respect to each such series to fix in a Share Designation the voting powers, full or limited, if any, of Shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof.  The authority of the Board of Directors with respect to the authorization and issuance of any Preferred Shares pursuant to a Share Designation shall include, but not be limited to, the determination or fixing of the following:

(i)                                     the maximum number of Preferred Shares to constitute such series, which may subsequently be increased or decreased by resolutions of the Board of Directors unless otherwise provided in the Share Designation for such series, and the distinctive designation of such series;

(ii)                                  the distribution rate of such series, the conditions and dates upon which such distributions shall be payable, the relation that such distributions shall bear to the distributions payable on any other class or classes of Shares or any other series of any class of Shares of the Company, and whether such distributions shall be cumulative or noncumulative;

(iii)                               whether the Preferred Shares of such series shall be subject to redemption, in whole or in part, and if made subject to such redemption, the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Company or at the option of the holder or holders thereof or upon the happening of a specified event;

(iv)                              the terms and amount of any sinking fund established for the purchase or redemption of the Preferred Shares of such series;

(v)                                 whether or not the Preferred Shares of such series shall be convertible into or exchangeable for any other class or classes of any Shares or any other series of any class of Shares, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vi)                              the extent, if any, to which the holders of Preferred Shares of such series shall be entitled to vote with respect to the election of Directors or otherwise;

(vii)                           the restrictions, if any, on the issue or reissue of any additional Preferred Shares;

(viii)                        the rights of the Preferred Shareholders of such series upon the dissolution of, or upon the subsequent distributions of assets of, the Company; and

(ix)                              the manner in which any facts ascertainable outside the Share Designation for such series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series.

Section 3.5.                                 No Preemptive Rights.  Except as otherwise provided in a Share Designation or as determined by the Board of Directors, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Shares, whether such Shares are unissued, held in treasury or hereafter created.

Section 3.6.                                 Fractions of Shares.  Subject to Section 3.3(b), the Company may, but shall not be required to, issue fractions of a Share.  Subject to Section 3.3(b), if it does not issue fractions of a Share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a Share as of the time when those entitled to receive such fractions are determined or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) which shall entitle the holder to receive a full Share upon the surrender of such scrip or warrants aggregating a full Share.  Scrip or warrants shall not, unless otherwise provided in the evidence thereof, entitle the holder to exercise voting rights, to receive distributions thereon or to participate in any of the assets of the Company in the event of liquidation.  The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full Shares or uncertificated full Shares before a specified date, or subject to the conditions that the Shares for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.  For purposes of this Section 3.6, “fair value” has the meaning given to such term in the jurisprudence interpreting and applying Section 155 of the DGCL, as if the Company were a Delaware corporation.

Section 3.7.                                 Fully Paid and Non-Assessable Nature of Interests.  All Shares issued pursuant to, and in accordance with the requirements of, this Agreement (including Section 3.3(b)) shall be validly issued and shall be deemed to be fully paid and non-assessable Shares of the Company.

ARTICLE 4
CERTIFICATES, TRANSFERS AND REDEMPTION

Section 4.1.                                 Certificates.

(a)                                 Certificates for Shares.  Upon the Company’s issuance of Shares to any Person, the Company may issue one or more Certificates evidencing the number of Shares being so issued; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of Shares shall be uncertificated.  The Certificates shall be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer.  Any and all signatures on a Certificate may be a facsimile and may be sealed with the seal of the Company or a facsimile thereof. If any Officer, Transfer Agent or registrar who has signed, or whose facsimile signature has been placed upon, a Certificate has ceased to be such an Officer, Transfer Agent or registrar before such Certificate is issued, such Certificate may be issued by the Company with the same effect as if he, she or it were such Officer, Transfer Agent or registrar at the date of issue. The Certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the Shareholder’s name and the number of Shares.  Notwithstanding the foregoing, in accordance with Section 3.1(a), all Certificates representing LIN TV Class A Shares, LIN TV Class B Shares and LIN TV Class C Shares immediately prior to the Merger (other than those representing Dissenting Shares) shall, by virtue of the Merger, be deemed for all purposes to represent the same number of Class A Common Shares, Class B Common Shares or Class C Common Shares, as applicable, into which the LIN TV Class A Shares, LIN TV Class B Shares and LIN TV Class C Shares, as applicable, they previously represented were converted pursuant to the Merger Agreement.

(b)                                 Replacement of Lost or Destroyed Certificates.  The Board of Directors may direct a new Certificate or Certificates to be issued in place of a Certificate or Certificates theretofore issued by the Company and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the Certificate or Certificates representing Shares to be lost, stolen or destroyed. When authorizing such issue of a new Certificate or Certificates the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate or Certificates, or his, her or its legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond with a surety or sureties satisfactory to the Company in such sum as it may direct as an indemnity against any claim, or expense resulting from a claim, that may be made against the Company with respect to the Certificate or Certificates alleged to have been lost, stolen or destroyed.  As a condition to the issuance of any new Certificate under this Section 4.1(b), the Board of Directors may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent, if applicable) reasonably connected therewith.

(c)                                  Transfer of Shares.  Shares shall be transferable only on the books of the Company by the Shareholders in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Company or the Transfer Agent of a Certificate representing Shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Company or its Transfer Agent shall issue a new Certificate to the Person entitled thereto, cancel the old Certificate, and record the transaction upon its books.

(d)                                 Registered Shareholders.  Notwithstanding any other provisions of this Agreement, the Company shall be entitled to recognize the Person listed on the books and records of the Company as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to an interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading.  Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares and such Person is listed in the books and records of the Company as a Shareholder, as between the Company on the one hand, and such other Person on the other, such representative Person shall be the Shareholder of such Shares.

(e)                                  Regulations.  Subject to Section 4.3, the Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration or the replacement of Certificates for Shares of the Company.

(f)                                   Legends.  The Board of Directors shall have the power and authority to provide that Certificates representing Shares bear such legends as the Board of Directors deems appropriate to ensure that the Company does not become liable for violations of federal or state securities laws or other applicable law.  Certificates shall contain such provisions as would be required pursuant to Section 151 and Section 202 of the DGCL if such Certificates were stock certificates and the Company were a Delaware corporation and the Company shall send such notice to the Shareholder owning uncertificated Shares as would be required pursuant to Section 151 and Section 202 of the DGCL if the Shareholder owning such Shares were an owner of stock of a Delaware corporation and the Company were a Delaware corporation.

(g)                                  Electronic Securities Recordation.  Notwithstanding the provisions set forth elsewhere in this Agreement, the Company may adopt a system of issuance, recordation and transfer of the Class A Common Shares by electronic or other means not involving any issuance of Certificates, provided the use of such system by the Company is permitted in accordance with applicable law, and, provided, further, that notwithstanding the adoption of any such system of issuance, recordation and transfer of Class A Common Shares by electronic or other means, every holder of Class A Common Shares represented by Certificates shall be entitled to have a Certificate for such Shares, signed by such Officers and otherwise as provided in this Section 4.1, certifying the number of Class A Common Shares held by such Shareholder.

Section 4.2.                                 Transfer Generally.

(a)                                 The term “transfer,” when used in this Agreement with respect to a Share, shall be deemed to refer to a transaction by which a Shareholder assigns such Share to another Person who is or becomes a Shareholder, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage. No Share shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 4 and in Article 5. To the fullest extent permitted by law, any transfer or purported transfer of a Share not made in accordance with this Article 4 and Article 5 shall be null and void.

(b)                                 By acceptance of the transfer of any Share in accordance with this Article 4, each transferee of a Share shall be admitted to the Company as a Shareholder in accordance with Section 6.1.

(c)                                  Subject to (i) the provisions of this Article 4 and any other restrictions set forth in this Agreement (including in Article 5), (ii) the provisions of any Share Designation, and (iii) any contractual provision binding on any Shareholder, Shares shall be freely transferable to any Person.

Section 4.3.                                 Restrictions on Transfers.

(a)                                 Except as provided in Section 4.3(c) below, but notwithstanding the other provisions of this Article 4, no transfer of any Shares shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence of the Company under the laws of the jurisdiction of its formation, or (iii) cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

(b)                                 The Board of Directors may impose restrictions on the transfer of Shares if it receives an Opinion of Counsel that such restrictions are necessary or advisable to avoid a significant risk of the Company becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. Notwithstanding any other provision of this Agreement (including Article 14), the Board of Directors may impose such restrictions by amending this Agreement without the consent of any Person; provided however, that any amendment that would result in the delisting or suspension of trading of any class or series of Shares on the principal National Securities Exchange on which such class or series of Shares is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Shares of such class or series.

(c)                                  Nothing contained in this Article 4, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

Section 4.4.                                 Repurchase of Shares by the Company.  Except as otherwise provided in this Agreement (including Section 3.3(k)(iii)) or in any Share Designation, the Company, and the Board of Directors on behalf of the Company, without the consent of any Shareholder or any other Person, but subject to Section 9.3, shall have the authority to acquire, by purchase, redemption or otherwise, any Share (or any rights, options or warrants relating to any class or series of any Shares); provided, however, that the Company may not acquire, for more than the price at which they may then be redeemed, any of its Shares which are redeemable at the option of the Company.

Section 4.5.                                 Treasury Shares.  Notwithstanding Section 18-702 of the Act, unless otherwise determined by the Board of Directors, any Shares acquired or otherwise held by the Company shall not be automatically deemed canceled and instead shall be deemed to be authorized and issued Shares held in the treasury of the Company and may subsequently be sold or disposed of in accordance with this Agreement.

ARTICLE 5
RESTRICTIONS ON ISSUANCE AND TRANSFERS

This Article 5 is included for the purpose of ensuring that control of the Company remains with loyal citizens of the United States and/or entities formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time.  Notwithstanding any other provision of this Agreement, (a) the Company shall not issue to (i) a natural person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an “Alien”; collectively, “Aliens”) in excess of 25% of the total number of Shares Outstanding at any time, and shall have the right not to register the transfer on the books of the Company of any Shares to any Alien that would result in the total number of Shares held by Aliens exceeding such 25% limit, and (b) no Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of Shares Outstanding and entitled to vote at any time and from time to time, or (ii) the total voting power of all Shares Outstanding and entitled to vote at any time and from time to time.  The Board of Directors shall have all powers necessary to implement the provisions of this Article 5.

ARTICLE 6
THE SHAREHOLDERS

Section 6.1.                                 Shareholders.

(a)                                 A Person shall automatically be admitted as a Shareholder and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires (whether from the Company, any Shareholder or otherwise) any Share. Any Person admitted to the Company as a Shareholder shall be deemed to agree to be bound by each provision of this Agreement.  A Person may become a Shareholder without the consent or approval of any of the Shareholders. A Person may not become a Shareholder without acquiring a Share.

(b)                                 The name and mailing address of each Shareholder shall be included on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall (or shall cause the Transfer Agent to) update the books and records of the Company from time to time as necessary to reflect accurately the information required to be contained therein.

(c)                                  Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Shareholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder.

(d)                                 Shareholders may not be expelled from or removed as Shareholders of the Company. Shareholders shall not have any right to resign from the Company as a Shareholder; provided, that when a transferee of a Shareholder’s Share(s) is admitted to the Company as a Shareholder, such transferring Shareholder shall cease to be a Shareholder with respect to the Share(s) so transferred.  Notwithstanding the foregoing or any other provision of this Agreement, the Company may continue to treat the transferring Shareholder as the Shareholder with respect to the transferred Shares for all purposes of this Agreement until the transferee of such Shares is included in the books and records of the Company maintained for such purpose.

Section 6.2.                                 Management of Business.  No Shareholder, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Shareholder.  Notwithstanding the foregoing, the Shareholders have all the rights and powers specifically set forth in this Agreement.

Section 6.3.                                 Outside Activities of the Shareholders.  Any Shareholder shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company. Neither the Company nor any of the Shareholders shall have any rights by virtue of this Agreement in any business ventures of any other Shareholder.

Section 6.4.                                 Inspection of Books and Records.

(a)                                 Any Shareholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from (1) the Company’s register of its Shares, a list of its Shareholders and its other books and records and (2) any subsidiary’s books and records, to the extent that (a) the Company has actual possession or control of the books and records of such subsidiary or (b) the Company could obtain such records through the exercise of control over such subsidiary, provided that as of the date of the making of the demand: (1) such inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the Company or the subsidiary and a Person or Persons not affiliated with the Company and (2) the subsidiary would not have the right under the law applicable to it to deny the Company access to such books and records upon demand by the Company.  In every instance where the Shareholder is other than a Person listed on the books and records of the Company as the owner of Shares, the demand under oath shall state the Person’s status as a beneficial owner of Shares held either in a voting trust or by a nominee on behalf of such Person, be accompanied by documentary evidence of beneficial ownership of Shares, and state that such documentary evidence is a true and correct copy of what it purports to be.  A proper purpose shall mean a purpose reasonably related to such Person’s interest as a Shareholder.  In every instance where an attorney or other agent shall be the Person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Shareholder.  The demand under oath shall be directed to the Company at its registered office in the State of Delaware or at its principal place of business.  To the extent not inconsistent with the foregoing, the inspection right set forth in this Section 6.4(a) shall be applied, and subject to any applicable defenses, as if (1) a Shareholder making a demand pursuant to this Section 6.4 were a stockholder of a Delaware corporation and the Company were a Delaware corporation, and (2) such Shareholder was making a demand pursuant to Section 220 of the DGCL (and such demand shall be interpreted in accordance with the jurisprudence regarding Section 220 of the DGCL).

(b)                                 Any Director shall have the right to examine (i) the Company’s register of its Shares, (ii) a list of the Company’s Shareholders and (iii) the Company’s other books and records for a purpose reasonably related to the Director’s position as a manager of the Company.

(c)                                  As used in this Section 6.4, “subsidiary” means any entity directly or indirectly owned, in whole or in part, by the Company and which is controlled, directly or indirectly, by the Company, including, corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, statutory trusts and/or joint ventures.

(d)                                 Section 18-305(c) of the Act shall be inapplicable to the Company and this Agreement (including, for the avoidance of doubt, to the inspection rights set forth in this Section 6.4).

(e)                                  This Section 6.4 is intended to replace and, to the fullest extent permitted by law, shall replace the Shareholder’s and Director’s rights under Sections 18-305(a) and (b) of the Act; provided, for the avoidance of doubt, that Section 18-305(f) of the Act shall be applicable to the Company and this Agreement and a Shareholder or Director may bring an action to enforce any right arising under this Section 6.4 in the Court of Chancery.

ARTICLE 7
MEETINGS OF SHAREHOLDERS

Section 7.1.                                 Annual Meeting.  An annual meeting of Shareholders of the Company shall be held for the election of Directors on such date and at such time as shall be designated from time to time by the Board of Directors. No Shareholder may require the Company to call an annual meeting of Shareholders, except that a Shareholder may so require the Company as if the Company were a Delaware corporation and the Shareholders were stockholders of such Delaware corporation.  Any proper business may be transacted at the annual meeting.

Section 7.2.                                 Special Meeting.  Special meetings of the Shareholders, and any proposals to be considered at such meetings, may be called and proposed exclusively by the Board of Directors, pursuant to a resolution approved by a majority of the members of the Board of Directors serving at the time of that vote, and no Shareholder may require the Board of Directors to call a special meeting of Shareholders or to propose business at a special meeting of Shareholders. A special meeting shall be held on such date and at such time as shall be designated by the Board of Directors. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

Section 7.3.                                 Place of Meetings.  An annual meeting of Shareholders may be held at any place within or without the State of Delaware designated by the Board of Directors. A special meeting of Shareholders may be held at any place within or without the State of Delaware designated in the notice of the meeting. Meetings of Shareholders shall be held at the principal office of the Company unless another place is designated for meetings in the manner provided herein. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.

Section 7.4.                                 Notice.

(a)                                 Written or printed notice stating the place, day, and time of each meeting of the Shareholders, the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the Officer or person(s) calling the meeting, to each Shareholder entitled to vote at such meeting. If such notice is to be sent by mail, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the Shareholder at such Shareholder’s address as it appears on the records of the Company, unless such Shareholder shall have filed with the Secretary of the Company a written request that notices to him, her or it be mailed to some other address, in which case it shall be directed to him, her or it at such other address. Notice of any meeting of Shareholders shall not be required to be given to any Shareholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

(b)                                 Without limiting the foregoing, any notice to Shareholders given by the Company pursuant to this Section 7.4 shall be effective if given by a form of Electronic Transmission consented to by the Shareholder to whom the notice is given. Any such consent shall be revocable by the Shareholder by written notice to the Company and shall also be deemed revoked if (i) the Company is unable to deliver by Electronic Transmission two consecutive notices given by the Company in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Company, the Transfer Agent or other Person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of Electronic Transmission in accordance with this Agreement shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the Shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the Shareholder has consented to receive notice; (3) if by a posting on an electronic network, together with separate notice to the Shareholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (4) if by another form of Electronic Transmission, when directed to the Shareholder.

Section 7.5.                                 Notice of Shareholder Business and Nominations.

(a)                                 Annual Meetings of Shareholders.

(i)                                     Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders only (A) pursuant to the Company’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any Shareholder who was a Shareholder at the time the notice provided for in this Section 7.5 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 7.5.

(ii)                                  For nominations or other business to be properly brought before an annual meeting by a Shareholder pursuant to Section 7.5(a)(i)(C), the Shareholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for Shareholder action. To be timely, a Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the Shareholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company) (for purposes of determining the deadline for such notice in connection with the annual meeting to take place in 2014, the first anniversary of the preceding year’s annual meeting shall be deemed to be May 29, 2014). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above. Such Shareholder’s notice shall set forth: (A) as to each person whom the Shareholder proposes to nominate for election as a Director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend this Agreement in a manner permitted by this Agreement, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such Shareholder, as they appear on the Company’s books, and of such beneficial owner, (2) the class and number of Shares of the Company which are owned beneficially and of record by such Shareholder and such beneficial owner, (3) a representation that the Shareholder is a holder of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the Shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s Outstanding Shares required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from Shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a Shareholder if the Shareholder has notified the Company of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such Shareholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Company.

(iii)                               Notwithstanding anything in the second sentence of Section 7.5(a)(ii) to the contrary, in the event that the number of Directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year’s annual meeting (for such purposes, in connection with the annual meeting to take place in 2014, the first anniversary of the preceding year’s annual meeting shall be deemed to be May 29, 2014), a Shareholder’s notice required by this Section 7.5 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

(b)                                 Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Shareholders at which Directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any Shareholder who is a Shareholder at the time the notice provided for in this Section 7.5 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 7.5. In the event the Company calls a special meeting of Shareholders for the purpose of electing one or more Directors to the Board of Directors, any such Shareholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the Shareholder’s notice required by Section 7.5(a)(ii) shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

(c)                                  General.

(i)                                     Only such persons who are nominated in accordance with the procedures set forth in this Section 7.5 shall be eligible to be elected at an annual or special meeting of Shareholders of the Company to serve as Directors and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7.5. The chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7.5 (including whether the Shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Shareholder’s nominee or proposal in compliance with such Shareholder’s representation as required by Section 7.5(a)(ii)(C)(4)) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 7.5, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 7.5, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual or special meeting of Shareholders of the Company to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.

(ii)                                  For purposes of this Section 7.5, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated

Press or comparable national news service or in a document publicly filed by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)                               Notwithstanding the foregoing provisions of this Section 7.5, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7.5. Nothing in this Section 7.5 shall be deemed to affect any rights (A) of Shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of any Preferred Shareholders to elect Directors pursuant to any applicable provisions of a Share Designation.

Section 7.6.                                 Voting List.  At least ten days before each meeting of Shareholders, the Secretary or other Officer of the Company who has charge of the Company’s Share register, either directly or through another Officer appointed by him or her or through a Transfer Agent appointed by the Board of Directors, shall prepare a complete list of Shareholders entitled to vote thereat, arranged in alphabetical order and showing the address of each Shareholder and number of Shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Company. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Shareholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any Shareholder during the whole time thereof on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.  The Share register shall be the only evidence as to who are the Shareholders entitled to examine the Share register, the list of Shareholders or the books of the Company, or to vote in person or by proxy at any meeting of Shareholders.

Section 7.7.                                 Quorum.  The holders of a majority in voting power of the Outstanding Shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of Shareholders, except as otherwise required by the DGCL (as if the Company were a Delaware corporation and the Shareholders were stockholders of such Delaware corporation). If a quorum shall not be present, in person or by proxy, at any meeting of Shareholders, the Shareholders entitled to vote thereat who are present in person or by proxy, by a majority in voting power thereof, or, if no Shareholder entitled to vote is present, any Officer of the Company may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the Board of Directors, after such adjournment, fixes a new Record Date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than thirty days or if after the adjournment a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder entitled to vote at the adjourned meeting.

Section 7.8.                                 Required Vote; Withdrawal of Quorum.  When a quorum is present at any meeting, the vote of the holders of at least a majority in voting power of the Outstanding Shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of this Agreement (or, in the event a provision of this Agreement does not address a vote that would be required if the Company were a Delaware corporation, an express provision of the DGCL), a different vote is required, in which case such express provision shall govern and control the decision of such question. The Shareholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Section 7.9.                                 Method of Voting; Proxies.

(a)                                 Except as otherwise provided in this Agreement (including Section 3.3(c)), by a Share Designation or by applicable law, each Shareholder entitled to vote at any meeting of Shareholders shall be entitled to one vote for each Share held by such Shareholder which has voting power upon the matter in question. Elections of Directors need not be by written ballot. Each Shareholder entitled to vote at any meeting of Shareholders or to express consent to action in writing without a meeting may authorize another Person or Persons to act for such Shareholder by proxy. Each such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. A Shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.  With respect to the use of proxies at any meeting of Shareholders, the Company shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL, as though the Company were a Delaware corporation, as though the Shareholders were stockholders of a Delaware corporation, and as though the Shares were stock of a Delaware corporation.

(b)                                 If authorized by the Board of Directors in accordance with this Agreement and applicable law, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communication, (a) participate in a meeting of Shareholders and (b) be deemed present in person and vote at a meeting of Shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder, (ii) the Company shall implement reasonable measures to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

Section 7.10.                          Record Date.

(a)                                 For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders, or any adjournment thereof, or entitled to receive payment of any distribution or any allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of Shares or for the purpose of any other lawful action, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board of Directors, for any such determination of Shareholders, such date in any case to be not more than sixty days and not less than ten days prior to such meeting nor more than sixty days prior to any other action. If no Record Date is fixed:

(i)                                     The Record Date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii)                                  The Record Date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(iii)                               A determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned meeting.

(b)                                 In order that the Company may determine the Shareholders entitled to consent to action in writing without a meeting, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the Record Date is adopted by the Board of Directors. If no Record Date has been fixed by the Board of Directors, the Record Date for determining Shareholders entitled to consent to action in writing without a meeting, when no prior action by the Board of Directors is required by this Agreement, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an Officer or agent of the Company having custody of the book in which proceedings of meetings of Shareholders are recorded. Delivery made to the Company’s registered office in the State of Delaware, principal place of business, or such Officer or agent shall be by hand or by certified or registered mail, return receipt requested. If no Record Date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this Agreement, the Record Date for determining Shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 7.11.                          Conduct of Meeting.  The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of Shareholders. The Secretary shall keep the records of each meeting of Shareholders. In the absence or inability to act of any such Officer, such Officer’s duties shall be performed by the Officer given the authority to act for such absent or non-acting Officer under this Agreement or by some person appointed at the meeting. The date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of Shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding Officer of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to Shareholders of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The presiding Officer at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding Officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7.12.                          Inspectors.  The Board of Directors shall, in advance of any meeting of Shareholders, appoint one or more inspectors, who may be employees of the Company, to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of Shares Outstanding and the voting power of each, the number of Shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. The inspectors shall have the other duties prescribed by Section 231(b) of the DGCL, which shall apply as if the Company were a Delaware corporation and the inspectors were inspectors appointed by a Delaware corporation.   No Director or candidate for the office of Director shall act as an inspector of an election of Directors. Inspectors need not be Shareholders.  Notwithstanding the foregoing, this Section 7.12 shall be inapplicable in connection with any meeting of Shareholders if, at the time of such meeting, Section 231 of the DGCL would be inapplicable in connection with such meeting, assuming the Company were a Delaware corporation, the Shares were shares of stock of a Delaware corporation, and the Shareholders were stockholders of such Delaware corporation.

Section 7.13.                          Voting of Shares by Certain Holders.

(a)                                 Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other Person who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such Person may vote such Shares.  Any director or other fiduciary may vote Shares registered in his or her name as such fiduciary, either in person or by proxy.

(b)                                 Shares of the Company belonging to the Company or to a corporation, if a majority of the shares entitled to vote in the election of directors of such corporation is held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes.  Nothing in this Section 7.13(b) shall be construed as limiting the right of the Company or any corporation to vote Shares held by it in a fiduciary capacity.  For purposes of this Section 7.13(b), the term “belonging to” has the meaning given to such term in the jurisprudence interpreting and applying Section 160(c) of the DGCL, as if the Company were a Delaware corporation.

(c)                                  The Board of Directors may adopt by resolution a procedure by which a Shareholder may certify in writing to the Company that any Shares registered in the name of the Shareholder are held for the account of a specified Person other than the Shareholder.  The resolution shall set forth the class of Shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a Record Date or closing of the Share transfer books, the time after the Record Date or closing of the Share transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable.  On receipt of such certification, the Person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of the specified Shares in place of the Shareholder who makes the certification.

Section 7.14.                          Corporate Law Incorporation.  In furtherance of the foregoing provisions of this Article 7, except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Company shall be subject to and governed by Subchapter VII (excluding sections 212(a), 214, 215, 220, 225 and 226) of the DGCL as if set forth in full herein to the same extent as if the Company were a Delaware corporation formed under the DGCL, and for such purpose the terms “director”, “board of directors”, “corporation”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, the Company, the Shares, the Shareholders, the Charter Provisions and the Bylaw Provisions respectively.  The parties intend that the foregoing provisions of Subchapter VII of the DGCL shall be applied and interpreted consistently with the jurisprudence regarding such provisions.

ARTICLE 8
ALLOCATIONS

Section 8.1.                                 Establishment and Maintenance of Capital Accounts.  There shall be established for each Shareholder on the books of the Company as of the date such Shareholder becomes a Shareholder a capital account (each being a “Capital Account”). Each Capital Contribution by any Shareholder, if any, shall be credited to the Capital Account of such Shareholder on the date such Capital Contribution is made to the Company. In addition, each Shareholder’s Capital Account shall be (a) credited with (i) such Shareholder’s allocable share of any Net Income (or items thereof) of the Company, and (ii) the amount of any Company liabilities that are assumed by the Shareholder or secured by any Company property distributed to the Shareholder and (b) debited with (i) the amount of distributions (and deemed distributions) to such Shareholder of cash or the fair market value of other property so distributed, (ii) such Shareholder’s allocable share of Net Loss (or items thereof) of the Company and expenditures of the Company described or treated under Section 704(b) of the Code as described in Section 705(a)(2)(B) of the Code, and (iii) the amount of any liabilities of the Shareholder assumed by the Company or which are secured by any property contributed by the Shareholder to the Company. Any other item which is required to be reflected in a Shareholder’s Capital Account under Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected.  The Board of Directors shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Shareholder’s interest in the Company. Interest shall not be payable on Capital Account balances. The Capital Accounts shall be maintained in accordance with the provisions of United States Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and, to the extent not inconsistent with such regulation, the provisions of this Agreement.

Section 8.2.                                 Allocations.

(a)                                 Net Income (Loss) (including items thereof) of the Company for each Fiscal Year shall be allocated to each Shareholder in accordance with such Shareholder’s Percentage Interest, except as otherwise determined by the Board of Directors in its sole discretion in order to comply with the Code or applicable regulations thereunder.

(b)                                 All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Shareholders for U.S. federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Net Income (Loss) shall be allocated among the Shareholders pursuant to this Agreement, except as may otherwise be provided herein or by the Code.  Notwithstanding the foregoing, the Board in its sole discretion shall make such allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Shareholders, within the meaning of the Code and United States Treasury Regulations.  The Board of Directors shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion.  For the proper administration of the Company and for the preservation of uniformity of the Shares (or any portion or class or series thereof), notwithstanding any other provision of this Agreement (including Article 14), the Board of Directors may, without the consent of any Person, (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of

United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Shares (or any portion or class or series thereof), and (ii) adopt and employ or modify such conventions and methods as the Board of Directors determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Shareholders and between transferors and transferees under this Agreement and pursuant to the Code and the United States Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Shareholders, (C) the valuation of Company assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Company assets and such asset adjusted tax basis pursuant to Section 704(c) of the Code and the United States Treasury Regulations promulgated thereunder.

(c)                                  Allocations that would otherwise be made to a Shareholder under the provisions of this Article 8 shall instead be made to the beneficial owner of the Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board of Directors in its sole discretion.

ARTICLE 9
DISTRIBUTIONS

Section 9.1.                                 Distributions to Shareholders.  Subject to provisions of law and the other provisions of this Agreement (including any Share Designation), distributions to Shareholders may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in Shares, and such distributions (a) shall be made to the Preferred Shareholders, if any, in accordance with any applicable Share Designation and (b) shall be made to the Common Shareholders in accordance with Section 3.3(b).  Subject to the provisions of any Share Designation, such declaration and payment by the Company shall be at the discretion of the Board of Directors.

Section 9.2.                                 Distributions After Dissolution.  Notwithstanding Section 9.1, in the event of the dissolution of the Company, all receipts received after such dissolution shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 17.3.

Section 9.3.                                 Payment.  Each distribution in respect of the Shares shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Shareholder as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 9.4.                                 Taxes Paid.  The Board of Directors may treat taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the Shareholders, as a distribution of cash to such Shareholders.

Section 9.5.                                 Reserves.  There may be created by the Board of Directors out of funds of the Company such reserve or reserves as the Board from time to time, in its discretion, considers proper to provide for contingencies, to equalize distributions, or to repair or maintain any property of the Company, or for such other purpose as the Board of Directors shall consider beneficial to the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 9.6.                                 General Restriction.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to a Shareholder on account of its interest in the Company if such distribution would violate the Act or any other applicable law.

ARTICLE 10
BOARD OF DIRECTORS

Section 10.1.                          Board.  The number, classification, and terms of the Directors of the Company and the procedures to elect Directors and to remove Directors shall be as follows:

(a)                                 Subject to the rights of holders of any series of Preferred Shares to elect Directors and the immediately succeeding sentence, the number of Directors shall be established by the Board of Directors.  As of the Effective Time, the number of Directors shall be nine and the Board of Directors will automatically be comprised of the following eight individuals: William S. Banowsky, Jr., Peter S. Brodsky, Royal W. Carson, III, William H. Cunningham, Douglas W. McCormick, John R. Muse, Michael A. Pausic and Vincent L. Sadusky.  As of the Effective Time, there is one vacancy on the Board of Directors.

(b)                                 The Board of Directors (other than those Directors elected by any Preferred Shareholders) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III, in the same manner that the board of LIN TV was divided immediately prior to the Effective Time.  Class I Directors shall continue to serve until the 2016 annual meeting of Shareholders and until their successors have been elected and qualified; Class II Directors shall continue to serve until the 2014 annual meeting of Shareholders and until their successors have been elected and qualified; and Class III Directors shall continue to serve until the 2015 annual meeting of Shareholders and until their successors have been elected and qualified.  As of the Effective Time, (a) William S. Banowsky, Jr. and William H. Cunningham are hereby designated as Class I Directors, (b) Peter S. Brodsky, Douglas W. McCormick and Michael A. Pausic are hereby designated as Class II Directors, and (c) Royal W. Carson, III, Vincent L. Sadusky and John R. Muse are hereby designated as Class III Directors.  Commencing with the annual meeting of Shareholders in 2014, Directors of each class, the term of which shall then expire, shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office.  In case of any increase or decrease, from time to time, in the number of Directors (other than Directors elected in accordance with a Share Designation), the number of Directors in each class shall be apportioned as nearly equal as possible.

(c)                                  The Directors need not be elected by written ballot.

(d)                                 Subject to the terms of any Share Designation, a Director may be removed only for Cause.  For purposes of removal of a Director, “Cause” shall mean (a) a final conviction of a felony involving moral turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Company.  For purposes of this definition of “Cause,” no act, or failure to act, by a Director shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Company or any Affiliate of the Company.  “Cause” shall not exist unless and until the Company has delivered to the Director a written notice of the act or failure to act that constitutes “Cause” and such Director shall not have cured such act or omission within ninety days after the delivery of such notice.

Section 10.2.                          General Powers.  The business and affairs of the Company shall be managed by the Board of Directors.  Except as otherwise expressly provided in this Agreement as in effect at the Effective Time, the authority and functions of the Board of Directors, on the one hand, and of the Officers, on the other, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL.  The Directors shall have only such authority as set forth in, or contemplated by, this Agreement (including the immediately succeeding sentence) and shall not have the authority that they otherwise would have under the Act unless such authority is otherwise set forth in, or contemplated by, this Agreement (including the immediately subsequent sentence).  Except as otherwise expressly provided in this Agreement as in effect at the Effective Time, to the fullest extent permitted by law, the Company shall be subject to and governed by Subchapter IV of the DGCL as if set forth in full herein to the same extent as if the Company were a Delaware corporation formed under the DGCL, and for such purpose the terms “director”, “board of directors”, “corporation”, “officer”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, the Company, an Officer, the Shares, the Shareholders, the Charter Provisions and the Bylaw Provisions respectively.  The parties intend that Subchapter IV of the DGCL shall be applied and interpreted consistently with the jurisprudence regarding such subchapter.  Subject to the restrictions imposed by this Agreement, the Board of Directors may exercise all the powers of the Company.

Section 10.3.                          Reserved.

Section 10.4.                          Qualification; Election; Eligibility.  Subject to the terms of any Share Designation, the Directors shall be elected at an annual meeting of Shareholders (or at a special meeting called for the purpose of election of directors) at which a quorum is present by a plurality of the votes of the Shares present in person or represented by proxy and entitled to vote on the election of Directors or a class of Directors. None of the Directors need be a Shareholder or a resident of the State of Delaware.

Section 10.5.                          Removal.  Subject to the terms of any Share Designation, no Director or any class of Directors shall be removed before the expiration of that Director’s term of office except by the affirmative vote of not less than a Share Majority cast at the annual meeting of Shareholders or at any special meeting of Shareholders called for this purpose in accordance with Section 7.2.  Subject to the terms of any Share Designation, a Director may be removed only for Cause (as defined in Section 10.1(d)).

Section 10.6.         Newly Created Directorships and Vacancies.  Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly-created directorships resulting from any increase in the authorized number of Directors shall be filled by a majority vote of the remaining Directors then in office, though less than a quorum, or by the sole remaining Director, and each Director so chosen shall receive the classification of the vacant directorship to which he has been appointed or, if it is a newly created directorship, shall receive the classification that at least a majority of the Board of Directors designates and shall hold office until the first meeting of Shareholders held after his or her election for the purpose of electing Directors of that classification and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office.

Section 10.7.         Meetings of Directors.  The Directors may hold their meetings and may have an office and keep the books of the Company in such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting.

Section 10.8.         First Meeting.  Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of Shareholders, and no notice of such meeting shall be necessary.

Section 10.9.         Election of Officers.  At the first meeting of the Board of Directors after each annual meeting of Shareholders at which a quorum shall be present, the Board of Directors shall elect the Officers.

Section 10.10.      Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 10.11.      Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or any Director.

Section 10.12.      Notice.  The Secretary shall give notice of each special meeting to each Director at least 24 hours before the meeting. Notices to Directors may be given in writing and delivered personally or mailed to the Directors at their addresses appearing on the Company’s books, by telecopier, by telephone or by other means of Electronic Transmission.  Notice of any such meeting need not be given to any Director who shall, either before or after the meeting, submit a signed waiver of notice or a waiver of notice by Electronic Transmission or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 10.13.      Quorum; Majority Vote.  At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business.  If at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or the sole Director present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by this Agreement, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  At any time that a Share Designation provides that Directors elected by the holders of a series of Preferred Shares shall have more or less than one vote per Director on any matter, every reference in this Agreement to a majority or other proportion of Directors shall refer to a majority or other proportion of the votes of such Directors.  The Directors may not vote by proxy.

Section 10.14.      Procedure.  At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of the Board of Directors. In the absence or inability to act of either such Officer, a chairman shall be chosen by the Board of Directors from among the Directors present. The Secretary of the Company shall act as the secretary of each meeting of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Company.

Section 10.15.      Compensation.  The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to Directors for attendance at regular or special meetings of the Board of Directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any Director from serving the Company in any other capacity or receiving compensation therefor.

Section 10.16.      Resignations.  Any Director or committee member may resign upon notice given in writing or by Electronic Transmission to the Board of Directors, the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.17.      Telephone Meetings.  Members of the Board of Directors, or any committee of Directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10.17 shall constitute presence in person at such meeting.

Section 10.18.      Action Without a Meeting.  Unless otherwise restricted by this Agreement, any action required or permitted to be taken at a meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if all Directors consent in writing (which may be in counterparts) or by Electronic Transmission, and the written consents or Electronic Transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee. Such filing shall be made in paper form if the minutes of the Company are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10.19.      Reliance.  Each Shareholder, Director, Officer, employee, agent and Liquidator of the Company shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented by another Shareholder, Director, Officer, employee, agent, Liquidator or other Person as to matters the Shareholder, Director, Officer, employee, agent or Liquidator reasonably believed to be within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors might properly be paid.

Section 10.20.      Committees.

(a)           The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees.

(b)           Each committee shall consist of one or more Directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such, until the earliest of (i) the expiration of his or her term as Director, (ii) his or her resignation as a committee member or as a Director, or (iii) his or her removal as a committee member or as a Director.

(c)           Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and property of the Company except to the extent expressly restricted by this Agreement.  Notwithstanding the immediately preceding sentence, no committee may have the power or authority of the Board of Directors in reference to the following matters: (i) approving or adopting, or recommending to the Shareholders, any action or matter (other than the election or removal of Directors) that would be expressly required by the DGCL to be submitted to the Shareholders for their approval (assuming that the Company were a corporation governed by the DGCL and that the Shareholders were stockholders of such a corporation) or (ii) except with respect to amendments contemplated by Section 14.5, adopting, amending or repealing the provisions of this Agreement.

(d)           The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

(e)           The Board of Directors may designate one or more Directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(f)            Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

(g)           Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting. Notices to committee members may be given in writing and delivered personally or mailed to the committee members at their addresses appearing on the Company’s books, by telecopier, by telephone or by other means of Electronic Transmission.  Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

(h)           At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of a committee, unless the act of a greater number is required by this Agreement.

(i)            Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Company for placement in the minute books of the Company.

(j)            Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

(k)           The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any Director of any responsibility imposed upon the Board or such director by law.

Section 10.21.      Interested Contracts or Transactions.  To the fullest extent that Section 144 of the DGCL would apply if the Company were a Delaware corporation, no contract or transaction between the Company and one or more of its Directors, Officers or Shareholders or between the Company and any Person in which one or more of its Directors, Officers or Shareholders are directors, officers or shareholders or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee that authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specially approved in good faith by vote of the Shareholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the Board of Directors or a committee or the Shareholders.  Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

Section 10.22.      Partnership Tax Status.  In the event that the Board of Directors determines the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes, the Company and each Shareholder shall agree to adjustments required by the tax authorities, and the Company shall pay such amounts as required by the tax authorities, to preserve the status of the Company as a partnership.  In exercising its authority under this Agreement, the Board of Directors may, but shall be under no obligation to, take into account the tax consequences to any Shareholder of any action taken (or not taken) by it.  To the fullest extent permitted by law, the Board of Directors and the Company shall not have any liability to a Shareholder for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Shareholder in connection with such decisions except to the extent set forth in Article 12.

ARTICLE 11
OFFICERS

Section 11.1.         Number; Titles; Term of Office.  The Officers shall be a President, a Secretary, and such other Officers as the Board of Directors may from time to time elect or appoint, including a Chairman of the Board, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board of Directors shall determine), and a Treasurer. Each Officer shall hold office until his or her successor shall have been duly elected and shall have qualified, until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the Officers need be a Shareholder or a Director or a resident of the State of Delaware.

Section 11.2.         Removal.  Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

Section 11.3.         Resignation.  Any Officer may resign upon notice given in writing or by Electronic Transmission to the Board of Directors, the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11.4.         Vacancies.  Any vacancy occurring in any office of the Company (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

Section 11.5.         Authority.  Officers shall have such authority and perform such duties in the management of the Company as are provided in this Agreement or as may be determined by resolution of the Board of Directors not inconsistent with this Agreement.

Section 11.6.         Compensation.  The compensation, if any, of Officers and agents shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate the power to determine the compensation of any Officer and agent (other than the Officer to whom such power is delegated) to the Chairman of the Board or the President.

Section 11.7.         Chairman of the Board.  The Chairman of the Board, if elected by the Board of Directors, shall have such powers and duties as may be prescribed by the Board of Directors. Such Officer shall preside at all meetings of the Shareholders and of the Board of Directors. Such Officer may sign all Certificates for Shares.

Section 11.8.         President.  The President shall be the chief executive officer of the Company and, subject to the Board of Directors, shall have general executive charge, management, and control of the properties and operations of the Company in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the Board of Directors has not elected a Chairman of the Board or in the absence or inability to act of the Chairman of the Board, the President shall exercise all of the powers and discharge all of the duties of the Chairman of the Board. As between the Company and third parties, any action taken by the President in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board or that the Chairman of the Board is absent or unable to act.

Section 11.9.         Vice President.  Each Vice President shall have such powers and duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board, or the President, and (in order of their seniority as determined by the Board of Directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that Officer’s absence or inability to act. As between the Company and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

Section 11.10.      Treasurer.  The Treasurer shall have custody of the Company’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Company in such depository or depositories as may be designated by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or the President.

Section 11.11.      Assistant Treasurers.  Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board, or

the President. The Assistant Treasurers (in the order of their seniority as determined by the Board of Directors or, in the absence of such determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that Officer’s absence or inability to act.

Section 11.12.      Secretary.  Except as otherwise provided in this Agreement, the Secretary shall keep the minutes of all meetings of the Board of Directors and of the Shareholders in books provided for that purpose, and he or she shall attend to the giving and service of all notices. The Secretary may sign with the Chairman of the Board or the President, in the name of the Company, all contracts of the Company and all Certificates, and affix the seal of the Company thereto. The Secretary shall have charge of the Certificate books, transfer books, and papers as the Board of Directors may direct, all of which shall, subject to Section 6.4, at all reasonable times be open to inspection by any Director upon application at the office of the Company during business hours. The Secretary shall in general perform all duties incident to the office of the Secretary, subject to the control of the Board of Directors, the Chairman of the Board and the President.

Section 11.13.      Assistant Secretaries.  Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President. The Assistant Secretaries (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that Officer’s absence or inability to act.

ARTICLE 12
INDEMNIFICATION AND EXCULPATION

Section 12.1.         Indemnification.

(a)           The Company shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a Director or Officer or (ii) while a Director or Officer, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL (as if the Company were a Delaware corporation and such Director or Officer was a director or officer of a Delaware corporation), as the same exists or may hereinafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such Person in connection therewith; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification or advancement of expenses, the Company shall indemnify any such Person seeking indemnification in connection with a proceeding (or part thereof) initiated by such Person only if such proceeding (or part hereof) initiated by such Person was authorized by the Board of Directors of the Company.  Such right shall be a contract right and as such shall run to the benefit of any Director or Officer who is to serve as a Director or Officer while this Section 12.1 is in effect.  Any repeal or amendment of this Section 12.1 shall be prospective only and shall not limit the rights of any such Director or Officer or the obligations of the Company with respect to any claim arising from or related to the services of such Director or Officer in any of the foregoing capacities prior to any such repeal or amendment to this Section 12.1.  Such right shall include the right to be paid by the Company expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the laws of the State of Delaware, as the same exists or may hereafter be amended.  If a claim for advancement of expenses hereunder is not paid in full by the Company within twenty days after a written claim has been received by the Company, or if a claim for indemnification hereunder following final disposition of the proceeding in question is not paid in full by the Company within sixty days after a written claim therefore has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim.  It shall be a defense to any such action to enforce rights to indemnification (but not to enforce a right to advancement of expenses) that such indemnification is not permitted under the DGCL (applied as if the Company were a Delaware corporation and such Director or Officer were a director or officer of a Delaware corporation), but the burden of proving such defense shall be on the Company.  Neither the failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or Shareholders) to have made its determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances nor an actual determination by the Company (including its Board of Directors or any committee thereof, independent legal counsel, or Shareholders) that such indemnification is not permissible shall be a defense to the action or create a presumption that such indemnification is not permissible.  In the event of the death of any Person having a right of indemnification or advancement under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives.  The rights conferred above shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, bylaw, resolution of Shareholders or Directors, agreement, or otherwise.

(b)           The Company may additionally indemnify and advance expenses to any employee or agent of the Company to the fullest extent permitted by the laws of the State of Delaware, as the same exists or may hereafter be amended.

(c)           As used in this Section 12.1, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

(d)           The indemnification and advancement provided in this Section 12.1 is intended to comply with the requirements of, and provide indemnification and advancement rights substantially similar to those that may be available to Directors, Officers, employees and agents of corporations incorporated under the DGCL, as it relates to the indemnification of and advancement to officers, directors, employees and agents of a Delaware corporation and, as such, the parties intend that they should be interpreted consistently with the provisions of, and jurisprudence regarding, indemnification and advancement under the DGCL.

(e)           To the fullest extent permitted by the law of the State of Delaware, each Director, Officer, employee and agent of the Company agrees that all actions for the advancement of expenses or indemnification brought under this Section 12.1 or under any vote of Shareholders or disinterested Directors or otherwise shall be a matter to which Section 18-111 of the Act shall apply and which shall be brought exclusively in the Court of Chancery.  Each of the parties hereto agrees that the Court of Chancery may summarily determine the Company’s obligations to advance expenses (including attorneys’ fees) under this Section 12.1.

(f)            In the event of any amendment to Section 145 of the DGCL or the amendment or addition of any other provision of the DGCL relating to indemnification and advancement by Delaware corporations of Persons of the type referenced in this Section 12.1, the Board of Directors, without the approval of any Shareholder or any other Person, may amend this Agreement to reflect such amendment or addition in the indemnification and advancement provisions of this Agreement.

Section 12.2.         Insurance.  The Company may maintain insurance, at its expense, to protect itself and any Person who is or was a Director, Officer, Shareholder, employee or agent of the Company or a subsidiary of the Company or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the DGCL (if the Company were a corporation incorporated thereunder) or the Act.

Section 12.3.         Exculpation.

(a)           To the fullest extent permitted under Section 102(b)(7) of the DGCL, a Director shall not be personally liable to the Shareholders or the Company for monetary damages for breach of fiduciary duty as a Director.  For purposes of this Section 12.3, said Section 102(b)(7) of the DGCL shall be deemed to apply to the Company as if the Company were a Delaware corporation and for such purpose the terms “director”, “corporation” and “stockholders” used therein shall be deemed to refer to a Director, the Company and the Shareholders, respectively.

(b)           If the DGCL is amended after the date of this Agreement to authorize Delaware corporations to further eliminate or limit the personal liability of directors of a Delaware corporation beyond that permitted under Section 102(b)(7) of the DGCL as in effect at the Effective Time, the liability of a Director to the Shareholders and the Company shall be further limited to the fullest extent permitted under the DGCL as so amended, without the approval of any Shareholder or any other Person and without the need for any amendment to this Agreement.

ARTICLE 13
MEMBER VOTE REQUIRED IN CONNECTION WITH
CERTAIN BUSINESS COMBINATIONS OR TRANSACTIONS

Section 13.1.         Merger or Consolidation.

(a)           The Company shall not merge or consolidate with or into any limited liability company, corporation (whether stock or nonstock), joint-stock association (as defined in Section 254(a) of the DGCL), statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership unless, in each case, the Board of Directors shall adopt a resolution approving the agreement providing for such action and declaring its advisability.  The agreement shall be submitted to the Shareholders holding Voting Shares at an annual or special meeting for the purpose of acting on the agreement.  Due notice of the time, place and purpose of the meeting shall be mailed to each Shareholder, whether holding Voting Shares or non-Voting Shares, at such Shareholder’s address as it appears on the records of the Company, at least twenty days prior to the date of the meeting.  The notice shall contain a copy of the agreement or a brief summary thereof.  At the meeting, the agreement shall be considered and a vote taken for its adoption or rejection.  If a Share Majority shall vote for the adoption of the agreement, then the agreement shall, subject to Section 3.3(k), be so adopted by the Company.

(b)           Notwithstanding anything contained in Section 13.1(a), unless otherwise required by this Agreement, (i) no vote of Shareholders or resolution of the Board of Directors shall be required to authorize a merger or consolidation if such a vote or resolution would not be required to approve such a merger under the DGCL (including without limitation, to approve a merger effected pursuant to Section 251(f), Section 251(g), Section 253 or Section 267 of the DGCL) and (ii) the Company shall not be permitted to effect a merger or consolidation if such a merger or consolidation would be prohibited under the DGCL, in each case assuming the Company were a Delaware corporation and the Shareholders were stockholders of such Delaware corporation.  For purposes of determining whether a vote of Shareholders is required to authorize a merger or consolidation under this Section 13.1 and whether the Company is prohibited from effecting a merger or consolidation under this Section 13.1, the terms “director”, “board of directors”, “common stock”, “corporation”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, Common Shares, the Company, the Shares, the Shareholders, the Charter Provisions and DGCL-Implementing Provisions, and the Bylaw Provisions respectively.

Section 13.2.         Conversion.  The Company shall not convert to a corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business including a partnership (whether general (including a limited liability partnership) or limited (including a limited liability limited partnership)) or a corporation unless the Board of Directors shall have adopted a resolution approving such conversion, specifying the type of entity to which the Company shall be converted and recommending the approval of such conversion by the Shareholders.  The resolution shall then be submitted to the Shareholders holding Voting Shares at an annual or special meeting.  Due notice of the time, place and purpose of the meeting shall be mailed to each Shareholder, whether holding Voting Shares or non-Voting Shares, at such Shareholder’s address as it appears on the records of the Company, at least twenty days prior to the date of the meeting.  At the meeting, the resolution shall be considered and a vote taken for its adoption or rejection.  If (i) in the case of a conversion to any entity other than a corporation incorporated under the DGCL all the Shareholders shall vote for the adoption of the resolution and (ii) in the case of a conversion to a corporation incorporated under the DGCL, a Share Majority shall vote for the adoption of the resolution, then the resolution shall, subject to Section 3.3(k), be so adopted by the Company.

Section 13.3.         Sale, Lease or Exchange of Assets.

(a)           The Company shall not sell, lease or exchange all or Substantially All of its assets (except in connection with (i) the winding up of the Company in accordance with Article 17 or (ii) a sale, lease or exchange of all or Substantially All of its assets to a subsidiary (as defined in Section 13.3(b) below) of the Company), unless authorized by a resolution adopted by a Share Majority at a meeting duly called upon a least twenty days’ notice.  The notice of the meeting shall state that such a resolution will be considered.  If a Share Majority shall vote for the adoption of the resolution, then the resolution shall, subject to Section 3.3(k), be so adopted.

(b)           For purposes of this Section 13.3 only, (i) the property and assets of the Company include the property and assets of any subsidiary of the Company and (ii) “subsidiary” means any entity wholly-owned and controlled, directly or indirectly, by the Company and includes, without limitation, corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, and/or statutory trusts.

Section 13.4.         Appraisal Rights.  The Shareholders are entitled to rights of appraisal in the event of a merger or consolidation of the Company that would give rise to appraisal rights under the DGCL if the Company were a Delaware corporation.  Such rights of appraisal shall, to the fullest extent permitted by law, be identical to the rights that a stockholder of a Delaware corporation would have under Section 262 of the DGCL if the Company were a Delaware corporation and the Shareholders were stockholders of such Delaware corporation and exist in the same circumstances that such stockholders would have appraisal rights.

ARTICLE 14
AMENDMENTS

Section 14.1.         Amendments, Generally.  Subject to Sections 3.3(k) and 14.5, the Other Provisions may be amended, but only in the following manner:  First, the Board of Directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and second, it shall call a special meeting of the Shareholders entitled to vote in respect thereof for the consideration of such amendment or direct that the amendment proposed be considered at the next annual meeting of the Shareholders.  Such special or annual meeting shall be called and held upon notice in accordance with the provisions of Article 7.  The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby.  At the meeting a vote of the Shareholders entitled to vote thereon shall be taken for and against the proposed amendment. Subject to Section 3.3(k), a proposed amendment to the Other Provisions shall be effective upon its approval by a Share Majority.

Section 14.2.         Amendment of Bylaw Provisions.

(a)           Subject to Sections 3.3(k) and 14.5, the Bylaw Provisions may be amended, but only in the following manner:  (a) by the Board of Directors without the consent of any Shareholder or other Person or (b) by the vote of not less than a Share Majority at an annual meeting of Shareholders or at any special meeting of Shareholders, provided that notice of such proposed amendment is given in the notice of special meeting. Any Bylaw Provision amended by the Shareholders pursuant to this Section 14.2 may be subsequently amended by the Board of Directors (except for any amendment to the Bylaw Provisions adopted by the Shareholders that specifies the vote necessary for the election of Directors) or the Shareholders in the manner permitted by this Section 14.2.

(b)           This Agreement may be amended to add new provisions hereto in the manner set forth in this Section 14.2(a) if the new provision (i) is not inconsistent with the DGCL (as if the Company were a Delaware corporation), any DGCL-Implementing Provision or any Charter Provision, and (ii) if adopted by a corporation subject to the DGCL, would be lawful and proper to include in the bylaws of such corporation.

Section 14.3.         Amendment of Charter Provisions.

(a)           Subject to Section 3.3(k), Section 14.3(b), Section 14.3(c) and Section 14.5, the Charter Provisions may be amended in the same manner as provided in Section 14.1 related to an amendment of the Other Provisions.

(b)           The holders of the Outstanding Shares of a class shall be entitled to vote as a class upon a proposed amendment to the Charter Provisions, whether or not otherwise entitled to vote thereon by this Agreement, if the amendment would increase or decrease the aggregate number of authorized Shares of such class or alter or change the powers, preferences, or special rights of the Shares of such class so as to affect them adversely.  Notwithstanding the foregoing, if any proposed amendment to the Charter Provisions would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the Shares of the series so affected by the amendment shall be considered a separate class for the purposes of this Section 14.3.

(c)           Whenever the Charter Provisions shall require action by the Board of Directors, by the holders of any class or series of Shares, or by the holders of any other securities having voting power the vote of a greater number or proportion than is otherwise required by this Agreement, the Charter Provision requiring such greater vote shall not be altered, amended or repealed except by such greater vote.

(d)           This Agreement may be amended to add new provisions hereto in the manner set forth in this Section 14.3 (including, if applicable, Section 14.3(b) and Section 14.3(c)) if the new provision (i) is not inconsistent with the DGCL (as if the Company were a Delaware corporation) or any DGCL-Implementing Provision and (ii) if adopted by a corporation subject to the DGCL, would be lawful and proper to include in the certificate of incorporation of such corporation.

(e)           In particular, and without limitation upon the general power of amendment otherwise set forth in this Section 14.3, this Agreement may be amended, from time to time, so as to increase or decrease the authorized Shares or to reclassify the same, by changing the number, designations, preferences or relative, participating, optional or other special rights of the Shares, or the qualifications, limitations or restrictions of such rights, or by subdividing or combining the outstanding Shares of any class or series of a class of Shares into a greater or lesser number of outstanding Shares.

Section 14.4.         Amendment of DGCL-Implementing Provisions.  Subject to Section 14.5, the DGCL-Implementing Provisions may be amended, but only in the same manner as provided in Section 14.1 related to an amendment of the Other Provisions; provided, however, that notwithstanding the foregoing, if the Board of Directors determines that Delaware corporations have implemented a DGCL provision in a manner not permitted by the corresponding DGCL-Implementing Provision in this Agreement (whether as a result of the development in jurisprudence or otherwise) (a “New Implementation”), such corresponding DGCL-Implementing Provision may be amended to adopt such New Implementation in the same manner as a Bylaw Provision may be amended under Section 14.2(a).

Section 14.5.         Amendments to be Adopted Solely By the Board.  Notwithstanding Sections 14.1, 14.2, 14.3 or 14.4 or any other provision of this Agreement, the Board of Directors, without the approval of any Shareholder or other Person, may amend any provision of this Agreement:

(a)           to reflect a change in the name of the Company, the registered agent of the Company or the registered office of the Company;

(b)           to adopt any amendment expressly permitted by this Agreement to be made by the Board of Directors, acting alone, including as permitted by Sections 4.3(b), 8.2(b) and 12.1(f);

(c)           in the event any provision of the DGCL or the Act is enacted, amended or revoked, to adopt any amendment to this Agreement that the Board of Directors determines is necessary or appropriate to reflect the change effected by such enactment, amendment or revocation to the DGCL or the Act;

(d)           pursuant to any Share Designation;

(e)           if any term or provision of this Agreement is determined, in a final and nonappealable Order, to be illegal or invalid for any reason, to adopt any amendment to this Agreement that the Board of Directors determines is necessary or appropriate so as to, as closely as possible in a manner acceptable to the Board, effect the intent that this Agreement govern the Company in a manner that is substantially similar to the governance of LIN TV in effect immediately prior to the Effective Time;

(f)            to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that any Group Member will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

(g)           to address changes in U.S. federal income tax regulations, legislation or interpretation;

(h)           to the extent it does not adversely affect the Shareholders considered as a whole or Shareholders holding any particular class or series of Shares as compared to Shareholders holding any other classes or series of Shares in any material respect, to (i) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the Act) or (ii) facilitate the trading of Shares (including the division of any class or series of Outstanding Shares into different classes or series to facilitate uniformity of tax consequences within such classes or series of Shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are or will be listed, or (iii) effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement;

(i)            to effect a change in the Fiscal Year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Company; and

(j)            to correct any provision of this Agreement that, as a result of a typographical error or other inaccuracy, does not implement the intent that this Agreement govern the Company in a manner that is substantially similar to the governance of LIN TV in effect immediately prior to the Effective Time.

Section 14.6.         Execution/Effectiveness.  Any amendments duly adopted in accordance with the terms of this Agreement may be executed by the Attorney-in-Fact in accordance with the power of attorney set forth in Section 2.8.  Notwithstanding the foregoing, upon obtaining such approvals required by this Agreement and without further action or execution by any other Person, including any Shareholder, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by an Officer authorized to do so by the Board of Directors and (ii) the Shareholders shall be deemed a party to and bound by such amendment of this Agreement.

ARTICLE 15
RECORDS AND FILINGS

Section 15.1.         Records and Accounting.  The Company shall keep correct and complete books and records, shall keep minutes of the proceedings of its Shareholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its Transfer Agent, a list of the names and addresses of all Shareholders and the number and class and series of the Shares held by each.

Section 15.2.         Tax Returns; Filings.  At the Company’s expense, the Board of Directors will cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities.  The Board of Directors, at the Company’s expense, will also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative authorities, all reports required to be filed by the Company with those entities under then current applicable laws, rules and regulations.

ARTICLE 16
TAX MATTERS

Section 16.1.         Tax Returns and Information.  As soon as reasonably practicable after the end of each Fiscal Year, the Company shall send to each Shareholder a copy of U.S. Internal Revenue Service Schedule K-1 and any comparable statements required by applicable U.S. state or local income tax law, with respect to such Fiscal Year. The Company also shall provide the Shareholders with such other information as may be reasonably required in the discretion of the Board of Directors for purposes of allowing the Shareholders to prepare and file their own U.S. federal, state and local tax returns. Each Shareholder shall be required to report for all tax purposes consistently with such information provided by the Company. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

Section 16.2.         Tax Elections.  The Board of Directors shall determine whether to make, refrain from making or revoke the election provided for in Section 754 of the Code, and any and all elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions, in its sole discretion.

Section 16.3.         Tax Controversies.  Subject to the provisions hereof, the Board of Directors shall designate one Officer who is a Shareholder as the Tax Matters Partner (as defined in the Code).  The Tax Matters Partner is authorized to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Shareholder agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

Section 16.4.         Withholding.  Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required or be necessary or appropriate to cause the Company or any other Group Member to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law including pursuant to Sections 1441, 1442, 1445, 1446 and 3406 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Shareholder (including by reason of Section 1446 of the Code), the Board of Directors shall treat the amount withheld as a distribution of cash pursuant to Section 9.1 in the amount of such withholding from such Shareholder.

Section 16.5.         Election to be Treated as a Corporation; Treatment as a Partnership.  Notwithstanding anything to the contrary contained herein, the Company will undertake all necessary steps to preserve its status as a partnership for U.S. federal tax purposes and will not undertake any activity or fail to take any action that will (i) cause the Company to earn or to be allocated income other than qualifying income as defined in Section 7704(d) of the Code, except to the extent permitted under Section 7704(c)(2) of the Code or (ii) jeopardize its status as a partnership for U.S. federal income tax purposes, provided, however, that if the Board of Directors determines, in its sole discretion, that it is no longer in the interests of the Company to continue as a partnership for U.S. federal income tax purposes, the Board of Directors may elect to treat the Company as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes or, notwithstanding Article 13, may effect such change by merger or conversion or otherwise under applicable law, in each case, without the consent of any Shareholder or any other Person.

ARTICLE 17
DISSOLUTION AND WINDING UP

Section 17.1.         Dissolution Events.  The Company shall be dissolved only upon any of the following events:

(a)           subject to Section 3.3(k), upon the approval by a Share Majority of a Board Initiated Dissolution;

(b)           subject to Section 3.3(k), if all Shareholders holding Voting Shares shall consent in writing;

(c)           at any time there are no Shareholders unless the Company is continued without dissolution in a manner permitted by the Act; or

(d)           the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Section 17.2.         The Liquidator.  Upon dissolution of the Company in accordance with Section 17.1, the Board of Directors shall select one or more Persons (which could be the Board of Directors) to act as Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by the Board of Directors. The Liquidator (if other than the Board of Directors) may be removed at any time, with or without cause, by notice of removal approved by the Board of Directors. Upon the removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall thereafter be appointed by the Board of Directors. Except as expressly provided in this Agreement, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 13.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up of the Company as provided for herein.

Section 17.3.         Winding Up.  Upon the occurrence of the dissolution of the Company in accordance with Section 17.1, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Shareholders.  The Liquidator shall be responsible for overseeing the winding up of the

Company.  The Liquidator shall take full account of the Company’s liabilities and assets and shall cause the assets of the Company or the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

(a)           First, to creditors (including Shareholders who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Shareholders under Section 18-601 or 18-604 of the Act;

(b)           Second, except as provided in this Agreement, to Shareholders and former Shareholders in satisfaction of liabilities for distributions under the Act; and

(c)           The balance, if any, to the Shareholders in accordance with Section 3.3(g) and any Share Designation.

Section 17.4.         Termination.  The Liquidator shall use its best efforts to complete the winding up within three years from the date of dissolution of the Company.  Upon completion of the winding up, including distribution of the Company’s assets as provided in this Agreement, the Board of Directors or the Liquidator shall cause the filing of the Certificate of Cancellation pursuant to Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Company.

Section 17.5.         Effect of Bankruptcy.  Notwithstanding any other provision of this Agreement, the Bankruptcy of a Shareholder shall not cause such Shareholder to cease to be a member of the Company, and upon the occurrence of such an event the Company shall continue without dissolution.

Section 17.6.         Revocation of Dissolution.  Following the dissolution of the Company in accordance with Section 17.1, the dissolution of the Company may be revoked in accordance with the Act.

Section 17.7.         Capital Account Restoration.  No Shareholder shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

ARTICLE 18
MISCELLANEOUS

Section 18.1.         Fiscal Year.  The fiscal year of the Company (each, a “Fiscal Year”) shall be a year ending December 31. The Board of Directors in its sole discretion may change the Fiscal Year at any time and from time to time, in each case as may be required or permitted under the Code or applicable United States Treasury Regulations, and shall notify Shareholders of such change in the next regular communication by the Company to Shareholders.

Section 18.2.         Seal.  The seal of the Company shall be such as from time to time may be approved by the Board of Directors.

Section 18.3.         Securities of Other Corporations.  The Chairman of the Board, the President or any Vice President of the Company shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Company and to take, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

Section 18.4.         Mortgages, etc.  With respect to any deed, deed of trust, mortgage, or other instrument executed by the Company through its duly authorized Officer or Officers, the attestation to such execution by the Secretary of the Company shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation against the Company unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

Section 18.5.         Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Shareholders and their respective successors, transferees and assigns.

Section 18.6.         Headings.  Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 18.7.         Severability.  Every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

Section 18.8.         Counterpart Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all of the Shareholders had signed the same document.  All counterparts shall be construed together and shall constitute one agreement.

Section 18.9.         Effectiveness.  This Agreement amends and restates the Original Agreement in its entirety and is effective immediately prior to the Effective Time.

Section 18.10.      Governing Law.  The laws of the State of Delaware (without regard to conflict of laws principles) shall govern this Agreement, including the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties arising hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement as of the 30th day of July, 2013.

LIN TV CORP.

By:	/s/ Vincent L. Sadusky
Name:	Vincent L. Sadusky
Title:	President and Chief Executive Officer

Signature Page to Amended and Restated Limited Liability Company Agreement of LIN Media LLC

EXHIBIT A

CERTIFICATE REPRESENTING SHARES

[CLASS [A/B/C]] [COMMON/PREFERRED] SHARES	[CLASS [A/B/C]] [COMMON/PREFERRED] SHARES
NUMBER	SHARES

[ }	[ }

LIN MEDIA LLC

FORMED UNDER THE LAWS
OF THE STATE OF DELAWARE	CUSIP [ ]

In accordance with the Amended and Restated Limited Liability Company Agreement of LIN Media LLC, as amended from time to time (the “Agreement”), LIN Media LLC, a Delaware limited liability company (the “Company”) hereby certifies that [                                ] (the “Holder”) is the owner of [INSERT NUMBER] [CLASS [A/B/C]] [COMMON/PREFERRED] SHARES transferable on the books and records of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.  Capitalized terms used herein but not defined shall have the meanings given them in the Agreement.  The rights, preferences and limitations of the [CLASS [A/B/C]] [COMMON/PREFERRED] SHARES are set forth in, and this Certificate and the [CLASS [A/B/C]] [COMMON/PREFERRED] SHARES represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Agreement.  The Holder, by accepting this Certificate, is deemed to have requested admission as, and agreed to become, a Shareholder and to have agreed to comply with and be bound by the Agreement.  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON AND TRANSFER CONTAINED IN THE AGREEMENT. The Company will furnish without charge to each Shareholder who so requests, the powers, designations, preferences and relative participating, optional, or other special rights of each class or series of Shares and the qualifications, limitations or restrictions of such preferences and/or rights.  This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

This Certificate is not valid unless signed and registered by the transfer agent.

Witness the facsimile seal of the Company and the facsimile signatures of the duly authorized officers.

Dated: ,		LIN Media LLC

[SEAL]

By:
Countersigned and registered by:			Name:
Title: [Chairman of the Board][President]

as transfer agent		By:
Name:
			Title:	[Secretary][Assistant Secretary]
[Treasurer][Assistant Treasurer]

ASSIGNMENT OF [CLASS [A/B/C]] [COMMON/PREFERRED] SHARES
IN
LIN MEDIA LLC

FOR VALUE RECEIVED, [                   ] hereby assigns, conveys, sells and transfers unto [                                 ] (Please print or typewrite name and address of Assignee) [                                   ] (Please insert Social Security or other identifying number of Assignee) [                ] [CLASS [A/B/C]] [COMMON/PREFERRED] SHARES evidenced by this Certificate, subject to the Agreement, and does hereby irrevocably constitute and appoint each officer of the Company as its attorney-in-fact with full power of substitution to transfer the same on the books of the Company.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED

(Signature)

(Signature)

NO TRANSFER OF THE SHARES EVIDENCED HEREBY WILL BE REGISTERED ON THE BOOKS OF THE COMPANY, UNLESS THE CERTIFICATE EVIDENCING THE SHARES TO BE TRANSFERRED IS SURRENDERED FOR REGISTRATION OF TRANSFER.